Exhibit (a)(1)(A)

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING STOCK OPTIONS

FOR RESTRICTED STOCK UNITS

JUNE 9, 2009

THIS EXCHANGE OFFER AND THE ASSOCIATED WITHDRAWAL RIGHTS WILL COMMENCE ON JUNE 9, 2009, AND WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON JULY 7, 2009 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Fairchild Semiconductor International, Inc., a Delaware corporation, (referred to in this Offer to Exchange as “Fairchild,” the “Company,” “we,” “our” or “us”), is offering to eligible employees the opportunity to voluntarily exchange some or all of their outstanding options with an exercise price greater than $14.37 per share (which approximates the 52-week high trading price per share of our common stock as of the start of this offer) that were granted on or before June 9, 2008, whether vested or unvested, for a fewer number of restricted stock units (“RSUs”) (the “offer”), based on exchange ratios set forth in this document. RSUs represent Fairchild’s commitment to deliver to the recipient a specified number of shares, subject to vesting and other terms and conditions.

The terms and conditions of our offer are described in this document and other documents we may refer you to, all of which together are called the “Offer to Exchange.”

Eligible employees have until July 7, 2009, to accept our offer. We may extend the expiration date in our sole discretion. We will grant RSUs following the expiration of the offer on the same calendar day on which we cancel the exchanged options (the “RSU grant date”). We expect the RSU grant date to be July 7, 2009. If the expiration date is extended, the RSU grant date will similarly be delayed. The RSUs will be granted under the terms of the Fairchild Semiconductor 2007 Stock Plan and will be subject to the terms and conditions of a RSU award agreement.

Employees residing in Canada are excluded in this offer because the tax and other implications of making the exchange offer in Canada are inconsistent with the Company’s compensation policies and practices. Although we intend to include all other employees, certain international employees may be excluded if the Company determines that extending the exchange offer in a particular jurisdiction would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices.

The new RSUs will be subject to a new vesting schedule, and will be completely unvested at the time of the new grant, regardless of whether the options exchanged were partially or wholly vested. Each new RSU will vest in 25% increments on the first four anniversaries of the RSU grant date, provided the recipient remains employed by us on the vesting dates. As a result, eligible employees must continue their employment with Fairchild in order to realize any benefit from the new RSUs.

Our common stock is traded on the New York Stock Exchange under the symbol “FCS.” On June 3, 2009, the closing price of our common stock was $6.83 per share. You should evaluate the risks related to our business, our common stock and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 11 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

Fairchild has engaged BNY Mellon Shareowner Services (“BNY Mellon”) to administer the offer process. If you want to exchange any of your eligible options, you must notify BNY Mellon of your election before our offer expires. You may notify BNY Mellon of your election in one of the following two ways:

•

By making an election online at the Fairchild Semiconductor Stock Option Exchange Offer Website, which is available at https://www.corp-action.net/fairchildoptionexchange. Your election must be submitted online before the offer expires at the expiration date deadline of 11:59 p.m., Eastern Time, on July 7, 2009 (or, if we extend the offer, a later date that we will specify).

•

We will mail materials to the homes of employees who are on leaves of absence. These employees may complete and return a paper Election Form to BNY Mellon according to the instructions contained in the materials so that BNY Mellon receives it before the offer expires at the expiration date deadline of 11:59 p.m., Eastern Time, on July 7, 2009 (or, if we extend the offer, a later date that we will specify). Unless you are on a leave of absence on the date the offer commences and we mail you a packet with paper materials, your election must be submitted online.

Responses submitted by any other means, including hand delivery, facsimile or email, are not permitted.

The delivery of all documents, including elections and withdrawals, is at your own risk. Only responses that are complete and actually received by BNY Mellon by the deadline will be accepted. If BNY Mellon does not receive your election by the offer expiration time, you will be deemed to have rejected this offer.

If you receive paper materials and you submit your election or withdrawal to BNY Mellon via means other than the Fairchild Semiconductor Stock Option Exchange Offer Website, BNY Mellon intends to send you a confirmation after receiving your election or withdrawal. If you do not receive a confirmation, it is your responsibility to confirm that BNY Mellon has received your election and/or any withdrawal.

An Election Confirmation for submissions through the Fairchild Semiconductor Stock Option Exchange Offer Website will be generated if you submit your election or withdrawal online. You should print and save a copy of the confirmation for your records.

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this document and all related documents filed as part of the Tender Offer Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2009. We are not making an offer of the RSUs in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

Neither the SEC nor any state or local securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to BNY Mellon at 1-866-223-7524 (from within the United States or Canada) or 1-201-680-6892 (collect, from outside the United States or Canada).

Offer to Exchange dated June 9, 2009

i

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange and the other offer documents for details not addressed in this summary. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the Stock Option Exchange Program?

A1.	In the Stock Option Exchange Program, we are offering a voluntary opportunity for eligible employees (described in Question and Answer 2 below) to exchange eligible options (described in Question and Answer 3 below) for restricted stock units (“RSUs”) (described in Question and Answer 12 below). The number of RSUs an eligible employee will receive in exchange for an eligible option grant will be determined by the exchange ratio (described in Question and Answer 4 below) applicable to that option. RSUs will be subject to a new vesting schedule (described in Question and Answer 14 below), even if the options tendered currently are fully vested.

Participation in this offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the offer, you will not receive the RSUs described in this offer, and your outstanding options will remain outstanding in accordance with their current terms and conditions.

Q2.	Who is eligible to participate in the Stock Option Exchange Program?

A2.	The persons who are eligible to participate in the Stock Option Exchange Program (“eligible employees”) are all employees worldwide who hold eligible options and who remain employees of Fairchild or one of its subsidiaries through the date of grant for the RSUs (the “RSU grant date”), except for:

•	executive officers and directors (listed on Schedule A to this Offer to Exchange);

•	former employees;

•	employees residing in Canada; or

•	retirees.

Certain terms of the Offer to Exchange for employees in China have been modified either to comply with local requirements, or for tax or accounting purposes. Employees in China should see Schedule B and the RSU award agreement for a description of these modified terms. (For more information, see Section 13 and Schedule B)

Employees residing in Canada are excluded in this offer because the tax and other implications of making the exchange offer in Canada are inconsistent with the Company’s compensation policies and practices. Although we intend to include all other employees, certain international employees may be excluded if the Company determines that extending the exchange offer in a particular jurisdiction would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices.

Q3.	What options are eligible to be exchanged in the Stock Option Exchange Program?

A3.	Options that are eligible for exchange (“eligible options”) are those:

•

with per share exercise prices greater than $14.37 per share (which approximates the highest trading price of our common stock in the 52 week period preceding the start of this offer (the “52-week high”)); and

•	that were granted prior to June 9, 2008.

To help you recall your outstanding eligible options and give you information necessary to make an informed decision, please refer to the grant information available on the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange, which lists your eligible option grants and related information, including the number of shares subject to each grant, the option expiration date and the exercise price of your options. When the offer begins, BNY Mellon will send you an e-mail with information regarding passcodes and access to https://www.corp-action.net/fairchildoptionexchange where you can review your information. This information will also be included with the paper materials that we mail to eligible employees who are on leaves of absence on the date the offer commences.

Q4.	How many RSUs will I receive for the options that I exchange?

A4.	The number of RSUs that you will receive will depend on the number of options that you surrender and on a pre-determined exchange ratio. The exchange ratio specifies the number of options that an eligible employee must surrender to obtain a new RSU. For example, an exchange ratio of 18.0 to 1 means that an eligible employee must surrender 18 options to receive 1 new RSU. The following exchange ratios will apply, based on ranges of option exercise prices set forth below (the “price bands”):

Exercise Price of Eligible Options	Exchange Ratio (Number of options you need to surrender to receive one new RSU)
$14.38 – $17.99	10 options for each new RSU.
$18.00 – $18.99	12 options for each new RSU.
$19.00 – $22.99	15 options for each new RSU.
$23.00 – $24.99	20 options for each new RSU.
$25.00 and above	35 options for each new RSU.

No fractional shares will be subject to RSUs, and we will round down to the nearest whole number of RSUs after applying the applicable exchange ratio to avoid fractional shares on a grant-by-grant basis. The exchange ratios apply to each of your option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. (For more information, see Section 2)

The exchange ratios are structured so that RSUs granted in connection with the offer will have an aggregate “fair value” (as determined under accounting rules) no greater than the aggregate “fair value” of stock options surrendered, based on modeling at the time the exchange offer begins. For purposes of establishing the exchange ratios, the options subject to the offer have been valued using a binomial lattice model. This model relies on a variety of inputs, including: expected stock price volatility, expected employee turnover, expected rates of exercise, risk-free interest rates and expected dividends. (For more information, see Section 2)

Q5.	Why is the Company making this offer?

A5.	We are making this offer to improve the retention and incentive benefits of our equity awards. Our equity award program is intended to attract, retain and motivate key employees. Options constitute a major component of employees’ total equity award holdings throughout the company, and thus serve as an important retention incentive to the extent option exercise prices are lower than market prices. Our stock price declined significantly in the second half of 2008 and remains at historically low levels as a result of the recent global economic downturn and the resulting deterioration in the stock price of technology companies in general and of semiconductor companies such as Fairchild in particular. As a result, the retention value of outstanding stock options has been significantly undermined. As of the end of 2008, virtually all of our outstanding stock options were “underwater,” meaning their exercise prices were higher than the market value of our common stock. We also expect the offer to significantly reduce “overhang” – the dilution to stockholders’ ownership represented by outstanding and unexercised stock options and other stock-based awards.

The employees whom we expect to participate in the program are an important resource and are critical to our future growth. Our objective is to provide employees with new RSUs with a value, in the aggregate, substantially equivalent to the value of the exchanged underwater options, determined using the lattice- based binomial model. Additionally, the new RSUs have a new four-year vesting schedule, requiring employees to continue their employment with us in order to realize the benefit from the new awards. (For more information, see Section 3)

Q6.	How should I decide whether or not to exchange my eligible options for RSUs?

A6.	We are providing information to assist you in making your own decision. However, we are not making any recommendations as to whether you should or should not participate in the offer. You should seek counsel from your own lawyer, accountant and/or financial advisor for assistance in making this decision. No one from Fairchild is, or will be, authorized to provide you with advice in this regard. Please also review the “Risks of Participating in this Offer” that appear after this Summary Term Sheet.

Q7.	What does it mean to “tender” my options?

A7.	When we refer to you tendering your options, we mean that you have agreed to exchange your options for new RSUs on the terms and subject to the conditions set forth in the Offer to Exchange. At the conclusion of the offer, subject to the satisfaction of the conditions in the offer, we intend to accept for exchange all options that have been properly tendered.

Q8.	How do I participate in the offer?

A8.	To properly elect to exchange your eligible options, you must notify BNY Mellon of your election in either of the following two ways before 11:59 p.m., Eastern Time, on the expiration date, which is currently July 7, 2009 (the “expiration date”) (or, if we extend the offer, a later date that we will specify):

•

Make your election online at the Fairchild Semiconductor Stock Option Exchange Offer Website, which is available at https://www.corp-action.net/fairchildoptionexchange. Your election must be submitted online before the offer expires at the expiration date deadline (or, if we extend the offer, a later date that we will specify); or

•

We will mail materials to the homes of employees who are on leaves of absence on the date the offer commences. These employees may complete and return a paper Election Form to BNY Mellon according to the instructions contained in the materials so that BNY Mellon receives it before the offer expires at the expiration date deadline of 11:59 p.m., Eastern Time, on July 7, 2009 (or, if we extend the offer, a later date that we will specify). Unless you are on a leave of absence on the date the offer commences and we mail you a packet with paper materials, your election must be submitted online.

Responses submitted by any other means, including hand delivery, facsimile or email, are not permitted.

Q9.	If I participate in the offer, do I have to tender all of my eligible options?

A9.	No. You can choose to tender options in one or more of the price bands described in Question and Answer 4. Within each price band, however, you must tender all or none of your options. (For more information, see Section 2)

Q10.	When does the offer expire? How will I know if the offer is extended?

A10.

The offer begins on June 9, 2009, and is scheduled to remain open until 11:59 p.m., Eastern Time, on July 7, 2009 (or, if we extend the offer period, a later date that we will specify). We currently have no plans to extend the offer beyond July 7, 2009. However, if we do extend the offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 9:00 a.m., Eastern Time, on the next U.S. business day following the previously scheduled Expiration Date or the date on which we change the offer, as applicable. (For more information, see Section 15)

Q11.	What is a stock option?

A11.	A stock option is the right to purchase shares of stock at a specified price, regardless of the actual market price of the stock at the time the option is exercised. Typically, the specified purchase, or “exercise,” price is the market price of a share of our common stock on the date the option is granted. Due to subsequent stock price fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to or less than, the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an option being “in-the-money”), the option holder receives value from exercising the option, because he or she is able to buy the stock underlying the option at less than its prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an option being “out-of-the-money” or “underwater”) generally would not exercise the stock option.

Q12.	What are RSUs?

Q12.	“RSUs” refers to the restricted stock units issued pursuant to this offer that replace your exchanged options. RSUs are promises by Fairchild to issue shares of its common stock in the future provided the vesting criteria are satisfied. RSUs granted in connection with this offer will be granted on the RSU grant date pursuant to the Fairchild Semiconductor 2007 Stock Plan (the “Plan”) and subject to the terms and conditions of a RSU award agreement between you and the Company (a “RSU award agreement”). An important difference between a RSU and a stock option is that the value of the RSU reflects the value of a full share of stock, whereas the value of an option reflects only the difference between the exercise price and the value of a share. Although the intrinsic value of a RSU goes up and down with the stock price, a RSU can never be “underwater” the way an option can.

Q13.	Do I have to pay for my RSUs?

A13.	No. You do not have to make any cash payment to Fairchild to receive your RSUs or the common stock upon vesting of your RSUs. However, the tax consequences of the exchange of options for RSUs may result in tax liability upon the vesting of the RSUs. (For more information, see Sections 9 and 14 and Schedules B-Q if you reside outside the U.S.)

Q14.	When will my RSUs vest?

A14.	The RSUs are subject to a new vesting schedule and are completely unvested on the date of grant, regardless of whether the options you surrender in exchange for them are partially or wholly vested. The RSUs will be granted promptly following the expiration of the offer. We expect the RSU grant date to be the same U.S. calendar date as the expiration date and the date when exchanged options will be cancelled (the “cancellation date”). We expect that the RSU grant date will be July 7, 2009. If the expiration date is extended, then the RSU grant date similarly will be delayed.

Each new RSU grant vests in 25% increments on the first four anniversaries of the RSU grant date, provided the recipient remains employed by us on the vesting dates. As a result, eligible employees must continue their employment with us in order to realize any benefit from the new RSUs. We are obligated to deliver shares of our common stock to participants upon vesting. New RSUs that are not vested at termination of employment will be forfeited at termination. (For more information, see Section 9)

Q15.	If I choose to participate, what will happen to my options that I tender?

A15.	If you are an eligible employee and properly tender eligible options that you do not withdraw from the offer before the offer expires, those options will be cancelled when we accept them, subject to satisfaction of the terms and conditions of the RSUs, and you will no longer have any rights with respect to those options. We expect to accept all properly tendered eligible options that are not properly withdrawn. To the extent the number of options surrendered exceeds the number of RSUs issued in exchange, all excess options will be cancelled and not available for grant under the Plan, either as options or as other awards. As a result, the total number of shares available for future grants under our stock plan will not increase due to the Stock Option Exchange Program. (For more information, see Section 12)

Q16.	What happens to my eligible options if I choose not to participate or if my options are not accepted for exchange?

A16.	If you choose not to participate, do not properly tender or if you properly withdraw a previous election before the offer expires, or if your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (For more information, see Section 9)

Q17.	What will happen if I do not make an online election or return my completed paper materials by the deadline?

A17.	If you do not make your election online, or return your completed paper materials if paper materials were mailed to you, by 11:59 p.m., Eastern Time, on the expiration date, you will not participate in the offer, and all of your eligible options will remain subject to their original exercise price and original terms.

Q18.	Can I change my mind and withdraw from the offer or decide to tender additional option grants?

A18.	Yes. You may change your mind after you have submitted an Election Form and withdraw some or all of your elected options from the offer at any time before the offer expires on the expiration date (expected to be July 7, 2009). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Notice of Withdrawal/Change of Election Form we receive before the offer expires on the expiration date. In addition, you may withdraw your tendered eligible options if we have not accepted your tendered eligible options for exchange within forty (40) business days after the commencement of this offer. (For more information, see Section 5)

You may withdraw your elections by either editing and resubmitting your election at the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange, or if you received paper materials, by submitting a paper Notice of Withdrawal/Change of Election Form. Your election to withdraw must be received by BNY Mellon before the offer expires. (For more information, see Section 5)

Q19.	What if I withdraw my election and then decide again that I want to participate in the Stock Option Exchange Program?

A19.

If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new, properly completed election via the Fairchild Semiconductor Stock Option Exchange Offer Website after the date of your withdrawal but before the time the offer expires or, if you were sent paper materials, by delivering a new properly completed Notice of Withdrawal/Change of Election Form via regular mail or overnight delivery. The new Notice of Withdrawal/Change of Election Form must be signed and dated after the date of your withdrawal and BNY Mellon must receive your new Notice of Withdrawal/Change of Election Form before the offer expires. (For more information, see Section 5)

Q20.	Can I change my mind about which eligible options I want to exchange?

A20.	Yes. You may change your mind after you have submitted an Election Form and change the options you elect to exchange at any time before the offer expires on the expiration date by making such election on the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange, or, if you were sent paper materials, by completing and submitting to BNY Mellon a new Notice of Withdrawal/Change of Election Form to add additional eligible options or withdraw eligible options. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Notice of Withdrawal/Change of Election Form that BNY Mellon receives before the offer expires on the expiration date. If you received paper materials and are submitting a new paper Notice of Withdrawal/Change of Election Form, please be sure that any completed and new Notice of Withdrawal/Change of Election Form you submit includes all the options with respect to which you want to accept in this offer and that it is clearly dated after your last-submitted Election Form or Notice of Withdrawal/Change of Election Form. (For more information, see Section 5)

Q21.	Will I receive a RSU award agreement?

A21.	All RSUs will be subject to a RSU award agreement between you and Fairchild, as well as to the terms and conditions of the Plan. A copy of the Plan and the form of the RSU award agreement under the Plan is available on the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov. The form of the RSU award agreement is also provided on the Fairchild Semiconductor Stock Option Exchange Offer Website and your agreement to tender constitutes your acceptance of the terms of the form of the RSU award agreement. If you were mailed paper materials, the terms of the RSU award agreement have been sent to you along with the paper materials. Submission of a paper Election Form is evidence of your acceptance of the terms of the form of the RSU award agreement. (See Section 9 for more details on the terms and conditions of RSUs)

Q22.	Are there any conditions to this offer?

A22.	The completion of the offer is not conditioned upon a minimum number of eligible options being tendered; however, the completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (For more information, see Section 7)

Q23.	Are there circumstances under which I would not be granted RSUs?

A23.

Yes. If, for any reason, you no longer are an employee of Fairchild or one of its subsidiaries on the RSU grant date, you will not receive any RSUs. Instead, you will keep your current eligible options in accordance with their original terms. Except as provided by applicable law and/or any employment agreement between you and Fairchild, your employment with Fairchild will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (For more information, see Section 1)

Moreover, even if we accept your eligible options, we will not grant RSUs to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting RSUs as a result of changes in the SEC or New York Stock Exchange rules. We do not anticipate any such prohibitions at this time. (For more information, see Section 9)

In addition, if you hold options that expire after the commencement of the offer, but before the cancellation date, those particular options are not eligible for exchange. As a result, if you hold options that expire before the currently scheduled cancellation date, or if we extend the offer such that the expiration date is a later date, and you hold options that expire before the rescheduled expiration date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. For example, an option grant that expires on July 3, 2009 is not eligible for exchange.

Q24.	How does Fairchild determine whether options have been properly tendered?

A24.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options and any elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not properly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election, and we will not incur any liability for failure to give any notice.

Q25.	When will I receive my RSUs?

A25.	We will grant the RSUs on the RSU grant date. The RSU grant date will be the same U.S. calendar day as the cancellation date and the expiration date. We expect the RSU grant date will be July 7, 2009. If the expiration date is extended, the RSU grant date similarly will be delayed. You will receive the shares subject to each RSU award if and when each RSU award vests. You will be able to view your RSU grants through Fidelity’s website at https://www.netbenefits.com, and monitor your vesting dates, much as you can do now with your stock options or other awards that we have previously granted to you. You will also be able to view the terms and conditions of the RSU award agreement at Fidelity’s website. (For more information, see Section 6)

Q26.	Once I surrender my exchanged options, is there anything I must do to receive the grant of the RSUs?

A26.	No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your RSUs. Your RSUs will be granted to you on the same day that the exchanged options are cancelled. We expect to accept all properly tendered eligible options that are not properly withdrawn. We expect that the RSU grant date will be July 7, 2009. In order to receive the shares covered by the RSU grant date, you will need to remain an employee through the applicable vesting date, as described in Question and Answer 23. (For more information, see Section 1)

Q27.	Do I need to exercise my RSUs in order to receive shares?

A27.	No. Unlike options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise RSUs in order to receive shares. Your RSUs will vest in accordance with the vesting schedule set forth in the RSU award agreement, and you automatically will receive the shares subject to the RSUs promptly after they vest. If you leave the Company before all or some of your RSUs vest, those unvested RSUs will be forfeited.

Q28.	Can I exchange Fairchild common stock that I acquired upon a prior exercise of Fairchild options?

A28.	No. This offer relates only to certain outstanding options to purchase shares of Fairchild common stock. You may not exchange shares of Fairchild common stock in this offer.

Q29.	Will the terms and conditions of my RSUs be the same as my exchanged options?

A29.	No. RSUs are a different type of equity award than options, therefore the terms and conditions of your RSUs necessarily will be different from your options. Your RSUs will be granted under the Plan and will be subject to the RSU award agreement. A form of the RSU award agreement is available on the SEC’s website at www.sec.gov. The form of the RSU award agreement is also provided on the Fairchild Semiconductor Stock Option Exchange Offer Website and your agreement to tender constitutes your acceptance of the terms of the form of the RSU award agreement prior to tendering your options for exchange. If you were mailed paper materials, the terms of the form of the RSU award agreement have been sent to you along with the paper materials. Submission of a paper Election Form is evidence of your acceptance of the terms of the form of the RSU award agreement. (See Section 9 for more details on the terms and conditions of RSUs)

Until your RSUs vest and you are issued shares pursuant to the vested RSUs, you will not have any of the rights or privileges of a shareholder of Fairchild. Once you have been issued the shares of common stock, you will have all of the rights and privileges of a shareholder with respect to those shares, including the right to vote and to receive dividends. If your RSUs are subject to a forced sales restriction upon vesting, you will not have any shareholder rights after vesting of the RSUs.

The vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. (For more information, see Section 9)

In addition, the tax treatment of the RSUs will differ significantly from the tax treatment of your options. (See Question and Answer 33 and the remainder of this Offer to Exchange (including Schedules B – Q if you reside outside the U.S.) for further details)

Q30.	Will employees receive additional equity grants in the future?

A30.	Whether you do or do not participate in the offer will not affect decisions on whether you are granted additional options or equity awards in the future. Eligibility for future grants of options and equity awards will remain subject to the discretion of the Company and will not depend on whether you participate in the offer. In general, the Company has traditionally made grants of stock awards to selected employees and expects to continue to do so.

Q31.	What if I am out of the office on leave of absence or sabbatical during the offer period?

A31.

If you are on a leave of absence on the date the offer commences, you will be mailed paper materials shortly after the start of this Stock Option Exchange Program and should follow the paper material instructions in this Offer to Exchange. Please contact BNY Mellon at 1-866-223-7524 (from within the

United States or Canada) or 1-201-680-6892 (collect, from outside the United States or Canada) if you are on a leave of absence on the date the offer commences and you do not receive paper materials. If you do not make your election online or submit a paper Election Form before the deadline, you will not participate in the Fairchild Semiconductor Stock Option Exchange Program.

Q32.	What interests do the directors and executive officers of Fairchild have in the Stock Option Exchange Program?

A32.	Members of our Board of Directors and the executives named in Schedule A – Information Concerning Our Executive Officers and Directors are not eligible for the Stock Option Exchange Program and may not tender eligible options in the offer.

Q33.	Will I have to pay taxes if I participate in the Stock Option Exchange Program?

A33.	If you participate in the offer and are a U.S. taxpayer, the exchange of options should be treated as a non-taxable exchange and neither we nor our employees should recognize any income for U.S. federal income tax purposes at the time of the exchange or the RSU grant date. However, you normally will have taxable ordinary income when your RSUs vest and the shares underlying your RSUs are issued to you. Fairchild will also typically have a tax withholding obligation at the time of vesting/issuance. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in the RSU award agreement (generally through the sale of shares equal in value to the tax withholding obligation). You also may have taxable capital gain when you sell the shares underlying the RSUs. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. The tax and social insurance consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences. Please refer to Schedules B – Q of this Offer to Exchange if you reside outside the U.S. and/or are subject to tax outside the U.S. (See Section 14 for a discussion of the general tax consequences associated with your eligible options)

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

Q34.	What if Fairchild is acquired by another company?

A34.	Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity prior to the expiration of the offer, you may choose to withdraw any options you tendered for exchange and your options will be treated in accordance with the Plan and relevant option agreement. Further, if Fairchild is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement, and you will receive no RSUs in exchange for them. If Fairchild is acquired prior to the expiration of the offer but the offer is not withdrawn, we (or the successor entity) will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the exchange ratio or number of shares that will be subject to the RSUs. Under such circumstances, the type of security and the number of shares covered by your RSUs would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the offer if no acquisition had occurred.

If we are acquired by or merge with another company, your exchanged options might be worth more than the RSUs that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this offer. Termination of your employment for this or any other reason before the RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options.

If we are acquired after your tendered options have been accepted, cancelled and exchanged for RSUs, your RSUs will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Plan and your new RSU award agreement. (For more information, see Section 9)

Q35.	Are you making any recommendation as to whether I should exchange my eligible options?

A35.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 9 for information regarding some of these risks), and there are no guarantees that you ultimately would not receive greater value from your eligible options than from the RSUs you will receive in the exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant and/or financial advisor. (For more information, see Section 14)

Q36.	Whom can I contact if I have questions about the offer?

A36.	For additional information or assistance, you should contact BNY Mellon at 1-866-223-7524 (from within the United States or Canada) or 1-201-680-6892 (collect, from outside the United States or Canada).

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. Conversely, there are risks associated with keeping your eligible options and deciding not to tender them in the Offer. We describe some of those risks below. In addition, information concerning risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2009, is incorporated by reference into this Offer to Exchange; copies may be obtained as described in Section 17. You should carefully consider these risks and are encouraged to consult your investment, tax and legal advisors before deciding to participate in the Offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of forward-looking terminology such as “we believe,” “we expect,” “we intend,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” “estimates,” “anticipates,” or “hopeful,” or the negative of those terms or other comparable terms, or by discussions of our strategy, plans or future performance. All forward-looking statements in this report are made based on management’s current expectations and estimates, which involve risks and uncertainties, including those described below and more specifically in the Risk Factors section. Among these factors are the following: current economic uncertainty, including disruptions in the credit markets, as well as future economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; changes in regional or global economic or political conditions (including as a result of terrorist attacks and responses to them); technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; the inability to attract and retain key management and other employees; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; availability and cost of raw materials; competitors’ actions; loss of key customers, including but not limited to distributors; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. Factors that may affect our operating results are described in the Risk Factors section in the quarterly and annual reports we file with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to be materially different from those in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements.

You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. We caution you not to place undue reliance on the forward-looking statements contained in this offering document, which speak only as of the date hereof, and in our Annual Report on Form 10-K. The safe harbor protections for forward-looking statements contained in the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, do not apply to any forward-looking statements we make in connection with the Exchange Offer, including forward-looking statements from our Form 10-K, which is incorporated herein by reference.

The following discussion should be read in conjunction with the financial information in Section 18, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, 10-Q and 8-K.

Risks that Are Specific to this Offer

If the price of our common stock increases after the date on which your exchanged options are cancelled, your cancelled options might have become worth more than the RSUs that you received in exchange for them.

Because the exchange ratios of this offer are not one-for-one with respect to all options, it is possible that, at some point in the future, your old options would have been economically more valuable than the RSUs granted pursuant to this offer. For example, if you exchange a stock option award for 1,000 shares with an exercise price of $20.00, you would receive 66 RSUs. Assume, for illustrative purposes only, that the price of our common stock increases to $30.00 per share. Under this example, if you had kept your exchanged options, exercised them for our common stock and immediately sold the stock at $30.00 per share, you would have realized pre-tax gain of $10,000, but if you exchanged your options, and sold the shares subject to the RSU grant at $30.00 per share, you would realize only a pre-tax gain of $1,980.

If we are acquired by or merge with another company, your cancelled options might be worth more than the RSUs that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

If we are acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact as set forth in your option agreement and you will receive no RSUs in exchange for them. If we are acquired prior to the expiration of the offer, we may also choose to continue with the offer, but will notify you of any material changes to the terms of the offer or the RSUs, including any adjustments to the exchange ratio or number of shares that will be subject to the RSUs due to the acquisition. As a result of any adjustment, you may receive RSUs covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or the number you would have received pursuant to the RSUs had no acquisition occurred.

There can be no assurances as to how options or RSUs will be treated in a merger.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment with us terminates before your RSUs vest, you will not receive any value from your RSUs.

Your RSUs will not be vested on the RSU grant date and may be forfeited before they vest.

The RSUs will be subject to a vesting schedule that is dependent on your continued employment with Fairchild. This is true even if your exchanged options are 100% vested. If you do not remain an employee with us through the date your RSUs vest, you will not receive the shares subject to those RSUs. Instead, your RSUs generally will expire immediately upon your termination and you will not receive any value from your RSUs.

None of the RSUs will be vested on the grant date. The new RSU grants would vest in 25% increments on each of the first four anniversaries of the new RSU grant date, provided the recipient remains employed by us on the vesting date. After the RSUs vest, employment with us is not required to retain the common stock issued under the RSUs.

The exchange ratio used in the offer may not accurately reflect the value of your eligible options at the time of their exchange.

The calculation of the exchange ratio for the eligible options in the offer was based on a widely-used valuation model that we apply for accounting purposes and that relies on numerous assumptions. If a different model or different assumptions had been used or if the exchange ratios had been calculated as of a different date, the exchange ratio for an eligible option may have varied from the applicable exchange ratio reflected in this offer. The model is used to determine an estimated fair value of stock options and RSUs as of the date the exchange ratios were calculated and are not a prediction of the future value that might be realized through eligible options or RSUs.

Tax effects of RSUs for U.S. taxpayers.

If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the RSU grant date. However, you generally will have taxable ordinary income when the shares underlying your RSUs vest and are issued to you. Fairchild will also typically have a tax withholding obligation at the time of vesting. The Company will satisfy all tax withholding obligations in the manner specified in the RSU award agreement. A form of the RSU award agreement is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available at www.sec.gov. The form of the RSU award agreement is also provided on the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange and your agreement to tender constitutes your acceptance of the terms of the form of the RSU Award Agreement prior to tendering your options for exchange. If you were mailed paper materials, the terms of the RSU award agreement have been sent to you along with the paper materials. You also may have a taxable capital gain when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options.

Risks Relating to Our Business, Generally

The price of our common stock has fluctuated widely in the past and may fluctuate widely in the future.

Our common stock, which is traded on The New York Stock Exchange, has experienced and may continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in financial results, earnings below analysts’ estimates and financial performance and other activities of other publicly traded companies in the semiconductor industry could cause the price of our common stock to fluctuate substantially. In addition, in recent periods, our common stock, the stock market in general and the market for shares of semiconductor industry-related stocks in particular have experienced extreme price fluctuations which have often been unrelated to the operating performance of the affected companies. Any similar fluctuations in the future could adversely affect the market price of our common stock.

We maintain a backlog of customer orders that is subject to cancellation, reduction or delay in delivery schedules, which may result in lower than expected revenues.

We manufacture products primarily pursuant to purchase orders for current delivery or to forecast, rather than pursuant to long-term supply contracts. The semiconductor industry is subject to rapid changes in customer outlooks or unexpected build ups of inventory in the supply channel as a result of shifts in end market demand and macro economic conditions. Accordingly, many of these purchase orders or forecasts may be revised or canceled without penalty. As a result, we must commit resources to the production of products without any advance purchase commitments from customers. Even in cases where our standard terms and conditions of sale or other contractual arrangements do not permit a customer to cancel an order without penalty, we may from time to time accept cancellations because of industry practice or custom or other factors. Our inability to sell products after we devote significant resources to them could have a material adverse effect on both our levels of inventory and revenues. While we currently believe our inventory levels are appropriate, the current global economic uncertainty has resulted in lower than expected demand, which has impacted our customers’ target inventory levels as they manage their business through this period. Customer demand may also decrease further depending on global macro economic conditions in 2009. We continue to carefully manage our inventory and anticipate that demand may improve toward the second half of 2009 as our customers place orders to replenish their inventories, however our current business forecasting is hampered by poor forward visibility and it is difficult to determine what demand will be for at least the first half of 2009.

Downturns in the highly cyclical semiconductor industry or changes in end user market demands could reduce the profitability and overall value of our business, which could cause the trading price of our stock to decline or have other adverse effects on our financial position.

The semiconductor industry is highly cyclical, and the value of our business may decline during the “down” portion of these cycles. As we have experienced in the past, the current uncertainty and downturn in global economic conditions could negatively affect us and the rest of the semiconductor industry, by causing us to experience backlog cancellations and reduced demand for our products, resulting in significant revenue declines, due to excess inventories at our customers, especially in the technology and automotive sectors. We may experience renewed, possibly more severe and prolonged, downturns in the future as a result of such cyclical changes. Even as demand increases following such downturns, our profitability may not increase because of price competition that historically accompanies recoveries in demand. In addition, we may experience significant changes in our profitability as a result of variations in sales, changes in product mix, changes in end user markets and the costs associated with the introduction of new products, and our efforts to reduce excess inventories that may have built up as a result of any of these factors. The markets for our products depend on continued demand for consumer electronics such as personal computers, cellular telephones and digital cameras, and automotive, household and industrial goods. These end user markets may experience changes in demand, such as the recent decreases we have experienced as a result of deteriorating global economic conditions, that could adversely affect our prospects.

Our failure to implement, and also the completion and impact of, our cost reduction initiatives could adversely affect our business.

We have recently taken aggressive cost reduction actions in order to stay ahead of the economic environment. These actions include plans to streamline and consolidate wafer manufacturing by closing our wafer manufacturing facility in Pennsylvania and closing our four-inch manufacturing line in South Korea, an insourcing program to transition higher-cost outside subcontractors to internal manufacturing, lowering our materials costs, workforce reductions, and reductions in employee benefits. We expect these actions will simplify operations, improve productivity and reduce costs.

We cannot guarantee that these actions will be successfully implemented, or will sufficiently help in returning to profitability. Because our restructuring activities involve changes to many aspects of our business, the cost reductions could adversely impact productivity and sales to an extent we have not anticipated. Even if we fully execute and implement these activities and they generate the anticipated cost savings, there may be other unforeseeable and unintended factors or consequences that could adversely impact our profitability and business.

We may not be able to develop new products to satisfy changing demands from customers.

Our failure to develop new technologies, or react to changes in existing technologies, could materially delay development of new products, which could result in decreased revenues and a loss of market share to our competitors. The semiconductor industry is characterized by rapidly changing technologies and industry standards, together with frequent new product introductions. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. New products often command higher prices and, as a result, higher profit margins. We may not successfully identify new product opportunities and develop and bring new products to market or succeed in selling them into new customer applications in a timely and cost-effective manner. Products or technologies developed by other companies may render our products or technologies obsolete or noncompetitive. Many of our competitors are larger, older and well established international companies with greater engineering and research and development resources than us. A fundamental shift in technologies in our product markets that we fail to identify correctly or adequately, or that we fail to capitalize on, in each case relative to our competitors, could have material adverse effects on our competitive position within the industry. In addition, to remain competitive, we must continue to reduce die sizes, develop new packages and improve manufacturing yields. We cannot assure you that we can accomplish these goals.

If some original equipment manufacturers do not design our products into their equipment, our revenue may be adversely affected.

The success of our products often depends on whether OEMs, or their contract manufacturers, choose to incorporate or “design in” our products, or identify our products, with those from a limited number of other vendors, as approved for use in particular OEM applications. Even receiving “design wins” from a customer does not guarantee future sales to that customer. We may be unable to achieve these “design wins” due to competition over the subject product’s functionality, size, electrical characteristics or other aspect of its design, price, or due to our inability to service expected demand from the customer or other factors. Without design wins, we would only be able to sell our products to customers as a second source, if at all. If an OEM designs another supplier’s product into one of its applications, it is more difficult for us to achieve future design wins with that application because, for the customer, changing suppliers involves significant cost, time, effort and risk. In addition, achieving a design win with a customer does not ensure that we will receive significant revenue from that customer and we may be unable to convert design into actual sales.

We depend on demand from the consumer, original equipment manufacturer, contract manufacturing, industrial, automotive and other markets we serve for the end market applications which incorporate our products. Reduced consumer or corporate spending due to increased energy prices or other economic factors could affect our revenues.

Our revenue and gross margin guidance are based on certain levels of consumer and corporate spending. If our projections of these expenditures fail to materialize, due to reduced consumer or corporate spending from increased energy prices or other economic factors, our revenues and gross margins could be adversely affected. For example, beginning in the third quarter of 2008 and continuing into the fourth quarter, we observed progressively weakening order rates which we attribute to the current uncertainty and deterioration in global economic conditions. While order rates improved in the first quarter of 2009, as compared to the fourth quarter of 2008, our current business forecasting is hampered by poor forward visibility, as our OEM and distributor end customers are cautious in their booking activity. While we cannot predict how long this down cycle will last, we are proactively taking actions to manage our business through it.

Our failure to protect our intellectual property rights could adversely affect our future performance and growth.

Failure to protect our existing intellectual property rights may result in the loss of valuable technologies. We rely on patent, trade secret, trademark and copyright law to protect such technologies. These laws are subject to change. For instance, there have been recent developments in the laws and regulations governing the issuance and assertion of patents in the U.S., such as modifications to the rules governing patent prosecution and court rulings on the issues of willfulness, obviousness and injunctions, that may affect our ability to obtain patents and/

or enforce our patents against others. Some of our technologies are not covered by any patent or patent application, and we cannot assure you that:

•	the patents owned by us or numerous other patents which third parties license to us will not be invalidated, circumvented, challenged or licensed to other companies; or

•	any of our pending or future patent applications will be issued within the scope of the claims sought by us, if at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in some countries.

We also seek to protect our proprietary technologies, including technologies that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of such research. Some of our technologies have been licensed on a non-exclusive basis from National Semiconductor, Samsung Electronics and other companies which may license such technologies to others, including our competitors. In addition, under a technology licensing and transfer agreement, National Semiconductor has limited royalty-free, worldwide license rights (without right to sublicense) to some of our technologies. If necessary or desirable, we may seek licenses under patents or intellectual property rights claimed by others. However, we cannot assure you that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for technologies we use could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or our use of processes requiring the technologies.

Our failure to obtain or maintain the right to use some technologies may negatively affect our financial results.

Our future success and competitive position depend in part upon our ability to obtain or maintain proprietary technologies used in our principal products, which is achieved in part by defending claims by competitors and others of intellectual property infringement. The semiconductor industry is characterized by claims of intellectual property infringement and litigation regarding patent and other intellectual property rights. From time to time, we may be notified of claims (often implicit in offers to sell us a license to another company’s patents) that we may be infringing patents issued to other companies, and we may subsequently engage in license negotiations regarding these claims. Such claims relate both to products and manufacturing processes. Even though we maintain procedures to avoid infringing others’ rights as part of our product and process development efforts, it is impossible to be aware of every possible patent which our products may infringe, and we cannot assure you that we will be successful. Furthermore, even if we conclude our products do not infringe another’s patents, others may not agree. We have been and are involved in lawsuits, and could become subject to other lawsuits, in which it is alleged that we have infringed upon the patent or other intellectual property rights of other companies. For example, since October 2004, we have been in litigation with Power Integrations, Inc. See Item 1, Legal Proceedings. Our involvement in this litigation and future intellectual property litigation, or the costs of avoiding or settling litigation by purchasing licenses rights or by other means, could result in significant expense to our company, adversely affecting sales of the challenged products or technologies and diverting the efforts and attention of our technical and management personnel, whether or not such litigation is resolved in our favor. We may decide to settle patent infringement claims or litigation by purchasing license rights from the claimant, even if we believe we are not infringing, in order to reduce the expense of continuing the dispute or because we are not sufficiently confident that we would eventually prevail. In the event of an adverse outcome as a defendant in any such litigation, we may be required to:

•	pay substantial damages;

•	indemnify our customers for damages they might suffer if the products they purchase from us violate the intellectual property rights of others;

•	stop our manufacture, use, sale or importation of infringing products;

•	expend significant resources to develop or acquire non-infringing technologies;

•	discontinue manufacturing processes; and/or

•	obtain licenses to the intellectual property we are found to have infringed.

We cannot assure you that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources.

We may not be able to consummate future acquisitions or successfully integrate acquisitions into our business.

We have made fourteen acquisitions of various sizes since we became an independent company in 1997 and we plan to pursue additional acquisitions of related businesses. The costs of acquiring and integrating related businesses, or our failure to integrate them successfully into our existing businesses, could result in our company incurring unanticipated expenses and losses. In addition, we may not be able to identify or finance additional acquisitions or realize any anticipated benefits from acquisitions we do complete.

We are constantly pursuing acquisition opportunities and consolidation possibilities and are frequently conducting due diligence or holding preliminary discussions with respect to possible acquisition transactions, some of which could be significant. No material potential acquisition transactions are subject to a letter of intent or otherwise so far advanced as to make the transaction reasonably certain.

If we acquire another business, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the risks associated with acquisitions include:

•	unexpected losses of key employees, customers or suppliers of the acquired company;

•	conforming the acquired company’s standards, processes, procedures and controls with our operations;

•	coordinating new product and process development;

•	hiring additional management and other critical personnel;

•	negotiating with labor unions; and

•	increasing the scope, geographic diversity and complexity of our operations.

In addition, we may encounter unforeseen obstacles or costs in the integration of other businesses we acquire.

Possible future acquisitions could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to intangible assets, all of which could have a material adverse effect on our financial condition and operating results.

We may face risks associated with dispositions of assets and businesses.

From time to time we may dispose of assets and businesses as part of our efforts to grow our most profitable product lines. When we do so, we face risks associated with those exit activities, including but not limited to risks relating to service disruptions at our customers, risks of inadvertently losing other business not related to the exit activities, risks associated with our inability to effectively continue, terminate, modify and manage supplier and vendor relationships or commitments that may be affected by those exit activities, and the risks of consequential claims from customers or vendors resulting from the elimination, or transfer of production of, affected products or the renegotiation of commitments.

We depend on suppliers for timely deliveries of raw materials of acceptable quality. Production time and product costs could increase if we were to lose a primary supplier or if we experience a significant increase in the prices of our raw materials. Product performance could be affected and quality issues could develop as a result of a significant degradation in the quality of raw materials we use in our products.

Our manufacturing processes use many raw materials, including silicon wafers, gold, copper lead frames, mold compound, ceramic packages and various chemicals and gases. Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. Our results of operations could be adversely affected if we were unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increased significantly. If the prices of these raw materials rise significantly we may be unable to pass on the increased cost to our customers, which would result in decreased margins for the products in which they are used. Results could also be adversely affected if there is a significant degradation in the quality of raw materials used in our products, or if the raw materials give rise to compatibility or performance issues in our products, any of which could lead to an increase in customer returns or product warranty claims. Although we maintain rigorous quality control systems, errors or defects may arise from a supplied raw material and be beyond our detection or control. For example, some phosphorus-containing mold compound received from one supplier and incorporated into our products has resulted in a number of claims for damages from customers. We purchase some of our raw materials such as silicon wafers, lead frames, mold compound, ceramic packages and chemicals and gases from a limited number of suppliers on a just-in-time basis. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. We subcontract a minority of our wafer fabrication needs, primarily to Advanced Semiconductor Manufacturing Corporation, Central Semiconductor Manufacturing Corporation, Jilin Magic Semiconductor, Macronix International Co. Ltd., Phenitec Semiconductor and Taiwan Semiconductor Manufacturing Company. In order to maximize our production capacity, some of our back-end assembly and testing operations are also subcontracted. Primary back-end subcontractors include Amkor, ASE, AUK, GEM Services, Hana Semiconductor, Liteon, Tak Cheong Electronics and UTAC Ltd. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors were disrupted or terminated.

Delays in expanding capacity at existing facilities, implementing new production techniques, or incurring problems associated with technical equipment malfunctions, all could adversely affect our manufacturing efficiencies.

Our manufacturing efficiency is an important factor in our profitability, and we cannot assure you that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors. Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. We are currently engaged in an effort to expand capacity at some of our manufacturing facilities. As is common in the semiconductor industry, we have from time to time experienced difficulty in completing transitions to new manufacturing processes at existing facilities. As a consequence, we have suffered delays in product deliveries or reduced yields.

We may experience delays or problems in bringing new manufacturing capacity to full production. Such delays, as well as possible problems in achieving acceptable yields, or product delivery delays relating to existing or planned new capacity could result from, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.

Slightly less than two-thirds of our sales are made to distributors who can terminate their relationships with us with little or no notice. The termination of a distributor could reduce sales and result in inventory returns.

Distributors accounted for 61% of our net sales for the quarter ended March 29, 2009. Our top five distributors worldwide accounted for 19% of our net sales for the quarter ended March 29, 2009. As a general rule, we do not have long-term agreements with our distributors, and they may terminate their relationships with us with little or no advance notice. Distributors generally offer competing products. The loss of one or more of our distributors, or the decision by one or more of them to reduce the number of our products they offer or to carry the product lines of our competitors, could have a material adverse effect on our business, financial condition and results of operations. The termination of a significant distributor, whether at our or the distributor’s initiative, or a disruption in the operations of one or more of our distributors, could reduce our net sales in a given quarter and could result in an increase in inventory returns.

The semiconductor business is very competitive, especially in the markets we serve, and increased competition could reduce the value of an investment in our company.

The semiconductor industry is, and the standard component or “multi-market” semiconductor product markets in particular are, highly competitive. Competitors offer equivalent or similar versions of many of our products, and customers may switch from our products to competitors’ products on the basis of price, delivery terms, product performance, quality, reliability and customer service or a combination of any of these factors. Competition is especially intense in the multi-market semiconductor segment because it is relatively easier for customers to switch suppliers of more standardized, multi-market products like ours, compared to switching suppliers of more highly integrated or customized semiconductor products such as processors or system-on-a-chip products, which we do not manufacture. In the past we have experienced decreases in prices during “down” cycles in the semiconductor industry, and this may occur again as a result of the recent downturn in global economic conditions. Even in strong markets, price pressures may emerge as competitors attempt to gain a greater market share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus are better able to pursue acquisition candidates and can better withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

We may not be able to attract or retain the technical or management employees necessary to remain competitive in our industry.

Our continued success depends on the retention and recruitment of skilled personnel, including technical, marketing, management and staff personnel. In the semiconductor industry, the competition for qualified personnel, particularly experienced design engineers and other technical employees, is intense, particularly in the “up” portions of our business cycle, when competitors may try to recruit our most valuable technical employees. There can be no assurance that we will be able to retain our current personnel or recruit the key personnel we require.

If we must reduce our use of equity awards to compensate our employees, our competitiveness in the employee marketplace could be adversely affected. Our results of operations could vary as a result of the methods, estimates and judgments we use to value our stock-based compensation.

Like most technology companies, we have a history of using broad-based employee stock programs to recruit and retain our workforce in a competitive employment marketplace. Our success will depend in part upon the continued use of stock options, restricted stock units, deferred stock units and performance-based equity awards as a compensation tool. We plan to seek stockholder approval for increases in the number of shares available for grant under the Fairchild Semiconductor 2007 Stock Plan as well as other amendments that may be adopted from time to time which require stockholder approval. If these proposals do not receive stockholder approval, we may not be able to grant stock options and other equity awards to employees at the same levels as in the past, which could adversely affect our ability to attract, retain and motivate qualified personnel, and we may need to increase cash compensation in order to attract, retain and motivate employees, which could adversely affect our results of operations.

The calculation of stock-based compensation expense under Statement of Financial Accounting Standards (SFAS) 123(R) requires us to use valuation methodologies and a number of estimates, assumptions and conclusions regarding matters such as the expected volatility of our share price, the expected life of our options, the expected dividend rate with respect to our common stock, expected forfeitures and the exercise behavior of our employees. There are no means, under applicable accounting principles, to compare and adjust this expense if and when we learn of additional information that may affect the estimates that we previously made, with the exception of changes in expected forfeitures of stock-based awards. Certain factors may arise over time that lead us to change our estimates and assumptions with respect to future stock-based compensation, resulting in variability in our stock-based compensation expense over time. Changes in forecasted stock-based compensation expense could impact our gross margin percentage, research and development expenses, marketing, general and administrative expenses and our tax rate.

We may face product warranty or product liability claims that are disproportionately higher than the value of the products involved.

Our products are typically sold at prices that are significantly lower than the cost of the equipment or other goods in which they are incorporated. For example, our products that are incorporated into a personal computer may be sold for several dollars, whereas the personal computer might be sold by the computer maker for several hundred dollars. Although we maintain rigorous quality control systems, we manufacture and sell approximately 18 billion individual semiconductor devices per year to customers around the world, and in the ordinary course of our business we receive warranty claims for some of these products that are defective or that do not perform to published specifications. Since a defect or failure in our product could give rise to failures in the goods that incorporate them (and consequential claims for damages against our customers from their customers), we may face claims for damages that are disproportionate to the revenues and profits we receive from the products involved. We attempt, through our standard terms and conditions of sale and other customer contracts, to limit our liability by agreeing only to replace the defective goods or refund the purchase price. Nevertheless, we have received claims for other charges, such as for labor and other costs of replacing defective parts or repairing the products into which the defective products are incorporated, lost profits and other damages. In addition, our ability to reduce such liabilities, whether by contracts or otherwise, may be limited by the laws or the customary business practices of the countries where we do business. And, even in cases where we do not believe we have legal liability for such claims, we may choose to pay for them to retain a customer’s business or goodwill or to settle claims to avoid protracted litigation. Our results of operations and business could be adversely affected as a result of a significant quality or performance issue in our products, if we are required or choose to pay for the damages that result. For example, from 2001 to 2008 we received claims from a number of customers seeking damages resulting from certain products manufactured with a phosphorus-containing mold compound, and we were named in lawsuits relating to these mold compound claims.

Our international operations subject our company to risks not faced by domestic competitors.

Through our subsidiaries we maintain significant operations and facilities in the Philippines, Malaysia, China, South Korea and Singapore. We have sales offices and customers around the world. Approximately 70% of our revenues in first quarter of 2009 were from Asia. The following are some of the risks inherent in doing business on an international level:

•	economic and political instability;

•	foreign currency fluctuations;

•	transportation delays;

•	trade restrictions;

•	changes in laws and regulations relating to, amongst other things, import and export tariffs, taxation, environmental regulations, land use rights and property,

•	work stoppages; and

•	the laws of, including tax laws, and the policies of the U.S. toward, countries in which we manufacture our products.

We acquired significant operations and revenues when we acquired a business from Samsung Electronics and, as a result, are subject to risks inherent in doing business in Korea, including political risk, labor risk and currency risk.

As a result of the acquisition of the power device business from Samsung Electronics in 1999, we have significant operations and sales in South Korea and are subject to risks associated with doing business there. Korea accounted for 14% of our revenue for the quarter ended March 29, 2009.

Relations between South Korea and North Korea have been tense over most of South Korea’s history, and more recent concerns over North Korea’s nuclear capability, and relations between the U.S. and North Korea, have created a global security issue that may adversely affect Korean business and economic conditions. We cannot assure you as to whether or when this situation will be resolved or change abruptly as a result of current or future events. An adverse change in economic or political conditions in South Korea or in its relations with North Korea could have a material adverse effect on our Korean subsidiary and our company. In addition to other risks disclosed relating to international operations, some businesses in South Korea are subject to labor unrest.

Our Korean sales are increasingly denominated primarily in U.S. dollars while a significant portion of our Korean operations’ costs of goods sold and operating expenses are denominated in South Korean won. Although we have taken steps to fix the costs subject to currency fluctuations and to balance won revenues and won costs as much as possible, a significant change in this balance, coupled with a significant change in the value of the won relative to the dollar, could have a material adverse effect on our financial performance and results of operations.

A change in foreign tax laws or a difference in the construction of current foreign tax laws by relevant foreign authorities could result in us not recognizing any anticipated benefits.

Some of our foreign subsidiaries have been granted preferential income tax or other tax holidays as an incentive for locating in those jurisdictions. A change in the foreign tax laws or in the construction of the foreign tax laws governing these tax holidays, or our failure to comply with the terms and conditions governing the tax holidays, could result in us not recognizing the anticipated benefits we derive from them, which would decrease our profitability in those jurisdictions. We continue to monitor the tax holidays, the income tax laws governing the tax holidays, and our compliance with the terms and conditions of the tax holidays, to ensure that the current and future tax impacts on our subsidiaries in these countries are anticipated and refined.

We have significantly expanded our manufacturing operations in China and, as a result, will be increasingly subject to risks inherent in doing business in China, which may adversely affect our financial performance.

We expect a significant portion of our production from our Suzhou, China facility will be exported out of China, however, we are hopeful that a significant portion of our future revenue will result from the Chinese markets in which our products are sold, and from demand in China for goods that include our products. Our ability to operate in China may be adversely affected by changes in that country’s laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. In addition, our results of operations in China are subject to the economic and political situation there. We believe that our operations in China are in compliance with all applicable legal and regulatory requirements.

However, there can be no assurance that China’s central or local governments will not impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures. Changes in the political environment or government policies could result in revisions to laws or regulations or their interpretation and enforcement, increased taxation, restrictions on imports, import duties or currency revaluations. In addition, a significant destabilization of relations between China and the U.S. could result in restrictions or prohibitions on our operations or the sale of our products in China. The legal system of China relating to foreign trade is relatively new and continues to evolve. There can be no certainty as to the application of its laws and regulations in particular instances. Enforcement of existing laws or agreements may be sporadic and implementation and interpretation of laws inconsistent. Moreover, there is a high degree of fragmentation among regulatory authorities resulting in uncertainties as to which authorities have jurisdiction over particular parties or transactions.

We are subject to many environmental laws and regulations that could affect our operations or result in significant expenses.

Increasingly stringent environmental regulations restrict the amount and types of pollutants that can be released from our operations into the environment. While the cost of compliance with environmental laws has not had a material adverse effect on our results of operations historically, compliance with these and any future regulations could require significant capital investments in pollution control equipment or changes in the way we make our products. In addition, because we use hazardous and other regulated materials in our manufacturing processes, we are subject to risks of liabilities and claims, regardless of fault, resulting from our use, transportation, emission, discharge, storage, recycling or disposal of hazardous materials, including personal injury claims and civil and criminal fines, any of which could be material to our cash flow or earnings. For example:

•	we currently are remediating contamination at some of our operating plant sites;

•	we have been identified as a potentially responsible party at a number of Superfund sites where we (or our predecessors) disposed of wastes in the past; and

•	significant regulatory and public attention on the impact of semiconductor operations on the environment may result in more stringent regulations, further increasing our costs.

Although most of our known environmental liabilities are covered by indemnification agreements with Raytheon Company, National Semiconductor, Samsung Electronics and Intersil Corporation, these indemnities are limited to conditions that occurred prior to the consummation of the transactions through which we acquired facilities from those companies. Moreover, we cannot assure you that their indemnity obligations to us for the covered liabilities will be available, or, if available, adequate to protect us.

We are a leveraged company with a ratio of debt to equity at March 29, 2009 of approximately 0.5 to 1, which could adversely affect our financial health and limit our ability to grow and compete.

At March 29, 2009, we had total debt of $533.9 million and the ratio of this debt to equity was approximately 0.5 to 1. As of March 29, 2009, our senior credit facility includes $514.5 million in term loans and the $100 million revolving line of credit, of which $78.9 million remained undrawn. In addition, there is a $150 million uncommitted incremental term loan feature. Despite reducing some of our long-term debt, we continue to carry substantial indebtedness which could have significant consequences. For example, it could:

•

require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•

increase the amount of our interest expense, because certain of our borrowings (namely borrowings under our senior credit facility) are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

•	make it more difficult for us to satisfy our obligations with respect to the instruments governing our indebtedness;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; or

•

limit, along with the financial and other restrictive covenants in our debt instruments, among other things, our ability to borrow additional funds, dispose of assets, repurchase stock or pay cash dividends. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

Despite current indebtedness levels, we may still be able to incur substantially more indebtedness. Incurring more indebtedness could exacerbate the risks described above.

We may be able to incur substantial additional indebtedness in the future. Although the terms of the credit agreement relating to the senior credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, additional indebtedness incurred in compliance with these restrictions or upon further amendment of the credit facility could be substantial. As of June 2008, the senior credit facility permits borrowings of up to $100 million in revolving loans under the line of credit and up to $150 million under the uncommitted incremental term loan feature, in addition to the outstanding $514.5 million term loans that are currently outstanding under that facility. As of March 29, 2009, adjusted for outstanding letters of credit, we had up to $78.9 million available under the revolving loan portion of the senior credit facility. If new debt is added to our subsidiaries’ current debt levels, the substantial risks described above would intensify.

We may not be able to generate the necessary amount of cash to service our indebtedness, which may require us to refinance our indebtedness or default on our scheduled debt payments. Our ability to generate cash depends on many factors beyond our control.

Our historical financial results have been, and our future financial results are anticipated to be, subject to substantial fluctuations, including as a result of the recent downturn in global economic conditions. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. In addition, because our senior credit facility has variable interest rates, the cost of those borrowings will increase if market interest rates increase. If we are unable to meet our expenses and debt obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets or raise equity. We cannot assure you that we would be able to refinance any of our indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Restrictions imposed by the credit agreement relating to our senior credit facility restrict or prohibit our ability to engage in or enter into some business operating and financing arrangements, which could adversely affect our ability to take advantage of potentially profitable business opportunities.

The operating and financial restrictions and covenants in the credit agreement relating to our senior credit facility may limit our ability to finance our future operations or capital needs or engage in other business activities that may be in our interests. The credit agreement imposes significant operating and financial restrictions that affect our ability to incur additional indebtedness or create liens on our assets, pay dividends, sell assets, engage in mergers or acquisitions, make investments or engage in other business activities. These restrictions could place us at a disadvantage relative to competitors not subject to such limitations.

In addition, the senior credit facility also requires us to maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. As of March 29, 2009, we were in compliance with these ratios. A breach of any of these covenants, ratios or restrictions could result in an event of default under the senior credit facility. Upon the occurrence of an event of default under the senior credit facility, the lenders could elect to declare all amounts outstanding under the senior credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against our assets, including any collateral granted to them to secure the indebtedness. If the lenders under the senior credit facility accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness.

We have investments in auction rate securities that subject us to market risk which could adversely affect our liquidity and financial results.

As of the end of the first quarter of 2009, we owned auction rate securities with a par value of $51.3 million and market value of $31.7 million. We continue to accrue and receive interest on these securities based on a contractual rate. However, the auction rate security market is no longer active and as a result these securities are no longer liquid. We do not believe the auction failures will materially impact our ability to fund out working capital needs, capital expenditures or other business requirements.

THE OFFER

1.	Eligibility.

You are an “eligible employee” if you are an employee of Fairchild or one of its subsidiaries and you remain employed by Fairchild, one of its subsidiaries or a successor entity through the date on which the exchanged options are cancelled. None of our executive officers or the members of our board of directors as of the commencement of the offer are eligible to participate in the offer. Our directors and executive officers as of June 9, 2009, are listed on Schedule A to this Offer to Exchange. The offer is also not available to former employees or retirees. Certain terms of this Offer to Exchange for employees in China have been modified to comply with local requirements, as discussed in Schedule B. Employees residing in Canada are excluded in this offer because the tax and other implications of making the exchange offer in Canada are inconsistent with the Company’s compensation policies and practices. Although we intend to include all other employees, certain international employees may be excluded if the Company determines that extending the exchange offer in a particular jurisdiction would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices.

To receive a grant of restricted stock units (“RSUs”), you must remain an employee of Fairchild, one of its subsidiaries or a successor entity through the RSU grant date, which will be the same calendar day as the expiration date. If you do not remain employed by Fairchild, one of its subsidiaries or a successor entity through the RSU grant date, you will keep your current eligible options, and they will expire in accordance with their terms. If we do not extend the offer, the RSU grant date will be July 7, 2009. Except as provided by applicable law and/or any employment agreement between you and Fairchild, your employment with Fairchild will remain “at-will” and can be terminated by you or Fairchild at any time, with or without cause or notice. In order for your RSUs to vest and for you to receive the shares subject to each award, you must remain an employee through each relevant vesting date. If your employment with Fairchild terminates before your RSUs vest, your RSUs will expire unvested and you will not be issued any shares of common stock pursuant to your RSU award. Please note that employment does not included a period of “garden leave” or similar notice period that may apply pursuant to local law.

2.	Number of options; expiration date.

Subject to the terms and conditions of this offer, we will accept for exchange options granted with an exercise price greater than $14.37 per share (which approximates the 52-week high trading price per share of our common stock as of the start of this offer) that were granted on or before June 9, 2008, are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer, and that are properly elected to be exchanged, and are not properly withdrawn, before the offer expires on the expiration date of the offer. Options issued during the 52-week period prior to the start of the offer are ineligible for exchange, regardless of price. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange.

To help you recall your outstanding eligible options and give you information necessary to make an informed decision, please refer to the grant information available on the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange, which lists your eligible option grants and related information, including the numbers of shares subject to each grant, the expiration date and the exercise price of your options. We will mail this information via overnight U.S. mail and expedited international mail to eligible employees who are on leaves of absence on the date the offer commences.

Exchange Ratios

The number of RSUs that you will receive will depend on the number of options that you surrender and on an exchange ratio. The exchange ratio specifies the number of options that an eligible employee must surrender to obtain a new RSU. For example, an exchange ratio of 18.0 to 1 means that an eligible employee must surrender 18 options to receive 1 new RSU. The following exchange ratios will apply, based on ranges of option exercise prices set forth below (the “price bands”):

Exercise Price of Eligible Options	Exchange Ratio (Number of options you need to surrender to receive one new RSU)
$14.38 – $17.99	10 options for each new RSU.
$18.00 – $18.99	12 options for each new RSU.
$19.00 – $22.99	15 options for each new RSU.
$23.00 – $24.99	20 options for each new RSU.
$25.00 and above	35 options for each new RSU.

Participation in this offer is completely voluntary. You may decide which of your eligible options you wish to exchange. However, if you elect to tender any eligible options, then you must tender all options within the same price band, as reflected in the table above.

No fractional shares will be subject to RSUs, and we will round down to the nearest whole number of RSUs after applying the applicable exchange ratio to avoid fractional shares on a grant-by-grant basis. The exchange ratios apply to each of your option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios.

For example (and except as otherwise described below), if you hold (1) an eligible option grant to purchase 1,000 shares at $16.00, 500 of which you have already exercised, (2) an eligible option grant to purchase 2,000 shares at $18.00 and (3) an eligible option grant to purchase 3,000 shares at $23.00, you may choose to exchange all three option grants, only two of the three option grants, only one of the three grants, or none at all. You may not elect to exchange a partial amount under any option grant (such as an election to exchange only 150 shares of the remaining 500 shares under the first option grant). Note that in the previous example, each eligible option grant was subject to a different exchange ratio. If instead, for example, you hold (1) an eligible option grant to purchase 1,000 shares at $16.00, 500 of which you have already exercised, (2) an eligible option grant to purchase 2,000 shares at $17.00 and (3) an eligible option grant to purchase 3,000 shares at $23.00, you may choose to exchange all three option grants, the remaining shares under first option grant and the second option grant but not the third option grant, the third option grant but not the first and second option grant, or none at all. You must make the same decision on whether to tender for all option grants in the same price band.

The calculations to determine the exchange ratios calculate the “fair value” (as determined under accounting rules) of the eligible options using a common but complicated valuation method called the binomial lattice model, which takes into account a number of different factors relating to the eligible options, including: stock price volatility, expected employee turnover, expected rates of exercise, risk-free interest rates and expected dividends.

The exchange ratios apply to each of your eligible option grants separately. This means that the various option grants you have received may be subject to different exchange ratios.

Example 1	If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $16.00, you will receive 100 RSUs.

Example 2	If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $18.50, you will receive 83 RSUs.

Example 3	If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $20.00, you will receive 66 RSUs.

Example 4	If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $23.50, you will receive 50 RSUs.

Example 5	If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $28.00, you will receive 28 RSUs.

All RSUs will be subject to a RSU award agreement (including any appendices) between you and Fairchild, as well as to the terms and conditions of the Plan. A copy of the Plan and the form of the RSU award agreement under the Plan is available on the SEC’s website at www.sec.gov. The form of the RSU award agreement is also provided on the Fairchild Semiconductor Stock Option Exchange Offer Website and your agreement to tender constitutes your acceptance of the terms of the form of the RSU award agreement prior to tendering your options for exchange. If you were mailed paper materials, the terms of the RSU award agreement have been sent to you along with the paper materials. Submission of a paper Election Form is evidence of your acceptance of the terms of the form of the RSU award agreement.

The expiration date for this offer will be 11:59 p.m., Eastern Time, on July 7, 2009, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. (See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer)

3.	Purposes of the offer.

The primary purpose of this offer is to improve the retention and incentive benefits of our equity awards. We believe this offer will foster retention of our valuable employees and better align the interests of our employees and shareholders to maximize shareholder value. Our equity award program is intended to attract, retain and motivate key employees. Options constitute a major component of employees’ total equity award holdings throughout the company, and thus serve as an important retention incentive to the extent option exercise prices are lower than market prices. Our stock price declined significantly in the second half of 2008 and remains at historically low levels as a result of the recent global economic downturn and the resulting deterioration in the stock price of technology companies in general and of semiconductor companies such as Fairchild in particular. As a result, the retention value of outstanding stock options has been significantly undermined. As of the end of 2008, virtually all of our outstanding stock options were “underwater,” meaning their exercise prices were higher than the market value of our common stock. We also expect the offer to significantly reduce “overhang”—the dilution to stockholders’ ownership represented by outstanding and unexercised stock options and other stock-based awards.

The employees whom we expect to participate in the program are an important resource and are critical to our future growth. Our objective is to provide employees with RSUs with a value, in the aggregate, substantially equivalent to the value of the exchanged underwater options, determined using the lattice-based binomial model. Additionally, the new RSUs have a new four-year vesting schedule, requiring employees to continue their employment with us in order to realize the benefit from the new awards.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Fairchild;

•	Any purchase, sale or transfer of a material amount of our assets;

•

Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to exchange options.

To properly elect to exchange your eligible options, you must notify BNY Mellon of your election in either of the following two ways before 11:59 p.m., Eastern Time, on the expiration date, which is currently July 7, 2009 (or, if we extend the offer, a later date that we will specify):

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Make your election online at the Fairchild Semiconductor Stock Option Exchange Offer Website, which is available at https://www.corp-action.net/fairchildoptionexchange. Your election must be submitted online before the offer expires on the expiration date deadline of 11:59 p.m., Eastern Time, on July 7, 2009 (or, if we extend the offer, a later date that we will specify); or

•

Certain employees on leaves of absence will be mailed paper materials relating to the Stock Option Exchange Program. These employees may complete and return a paper Election Form to BNY Mellon according to the instructions contained in the materials so that BNY Mellon receives it before the offer expires at the expiration date deadline of 11:59 p.m., Eastern Time, on July 7, 2009. Complete, sign, date and return the paper materials made available to you at your request, and deliver them to BNY Mellon according to the instructions contained in the paper materials so that BNY Mellon receives it before the offer expires on the expiration date deadline (or, if we extend the offer, a later date that we will specify). Unless you are on a leave of absence on the date the offer commences and we mail you a packet with paper materials, your election must be submitted online.

To submit any printed materials, you must send the materials via regular mail or overnight delivery using the following contact information:

BNY Mellon Shareowner Services

Attn: Corporate Actions Department, 27th Floor

480 Washington Blvd.

Jersey City, NJ 07310

Your election will be effective as of the date BNY Mellon receives your election materials by either of the methods described above. It is your responsibility to ensure that your election is received by BNY Mellon by the deadline.

If you send printed election materials to BNY Mellon, you may confirm that your document has been received by calling BNY Mellon in the United States at 1-866-223-7524 (from within the United States or Canada) or 1-201-680-6892 (collect, from outside the United States or Canada). BNY Mellon will confirm receipt of a paper election via mail after receipt of the Election Form. If you do not receive confirmation of receipt, it is your responsibility to ensure that BNY Mellon has properly received your election. If BNY Mellon does not receive either the paper election materials or your online election before 11:59 p.m., Eastern Time, on the expiration date, which is currently July 7, 2009, we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding options with their current terms. We will not contact you to confirm your election not to participate.

Your election materials will be effective upon receipt. In all cases, you should allow sufficient time to ensure BNY Mellon receives it in time. If you do not receive confirmation of receipt, it is your responsibility to ensure that BNY Mellon has received your election.

General Information:

Fairchild must receive your properly completed online election submission or, if you are submitting paper materials, signed Election Form before the offer expires on the expiration date. The expiration date will be 11:59 p.m., Eastern Time, on July 7, 2009 unless we extend the offer.

If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. To help you recall your outstanding eligible options and give you information necessary to make an informed decision, please refer to the grant information available on the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange, which lists your eligible option grants and related information, including the expiration date and the exercise price of your options. When the offer begins, BNY Mellon will send you an e-mail with information regarding passcodes and access to https://www.corp-action.net/fairchildoptionexchange where you can review your information. We will mail this information via U.S. mail to eligible employees who are on a leave of absence on the date the offer commences. Employees on a leave of absence who receive the paper forms may elect to mail in the Election Form pursuant to the instructions enclosed with the materials, or may make their election on the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange. Those employees receiving paper materials may modify their election choices by mailing in the Notice of Withdrawal/Change of Election Form pursuant to the instructions enclosed with the materials or by going to the website and changing their election choices.

Your election to participate becomes irrevocable after 11:59 p.m., Eastern Time, on July 7, 2009 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your properly tendered options for exchange within forty (40) business days after the commencement of the offer, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an Election Form and withdraw from the offer at any time before the offer expires on the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form and/or Notice of Withdrawal/Change of Election Form we receive before the offer expires on the expiration date.

You also may change your mind about which of your eligible options you wish to have exchanged. If you wish to add additional eligible options to your election, you may do so at any time before the offer expires on the expiration date by following the procedures described in Section 5.

The delivery of all documents, including elections and withdrawals, is at your own risk. Only responses that are complete and actually received by BNY Mellon by the deadline will be accepted.

If your election or withdrawal is received by BNY Mellon via the paper materials sent to you, BNY Mellon intends to send you confirmation of the receipt of your election and/or any withdrawal after receipt. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal.

Confirmation statements for submissions through the Fairchild Semiconductor Stock Option Exchange Offer Website may be obtained once you have submitted your online election or withdrawal. You should print and save a copy of the confirmation for your records.

Responses submitted by any other means, including hand delivery, facsimile or email, are not permitted.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your Election Form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are properly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be July 7, 2009.

5.	Withdrawal rights and change of election.

You may withdraw some or all of the options that you previously elected to exchange and make tenders of additional option grants only in accordance with the provisions of this section.

You may withdraw some or all of the options that you previously elected and you may tender additional option grants that you previously chose not to exchange at any time before the offer expires, which is expected to occur at 11:59 p.m., Eastern Time, on July 7, 2009. If we extend the offer, you may withdraw and/or make an additional tender of your options at any time until the extended expiration date.

In addition, although we intend to accept all properly tendered options promptly after the expiration of this offer, if we have not accepted your options within forty (40) business days after the commencement of the offer, you may withdraw your options at any time thereafter.

To withdraw some or all of the options that you previously elected to exchange or to tender additional option grants, you must deliver a valid Notice of Withdrawal/Change of Election Form for some or all of the options you wish to withdraw from the offer and all of the additional options you wish to tender while you still have the right to change your elections. You may withdraw your eligible options or make additional tender of options in two ways: (i) through the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange; or (ii) by submitting your withdrawal form via regular mail or overnight delivery if you received paper materials. Any withdrawals must be received by BNY Mellon on or before 11:59 p.m., Eastern Time, on the expiration date, currently expected to be July 7, 2009.

To submit any printed materials, you must send the materials via regular mail or overnight delivery using the following contact information:

BNY Mellon Shareowner Services

Attn: Corporate Actions Department, 27th Floor

480 Washington Blvd.

Jersey City, NJ 07310

General Information:

You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form and/or Notice of Withdrawal/Change of Election Form we receive before the offer expires on the expiration date. Any options that you do not withdraw will be bound pursuant to your most recently dated Election Form or Notice of Withdrawal/Change of Election Form.

If you withdraw some or all of your eligible options, you may elect to exchange the withdrawn options again at any time before the offer expires on the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible options before the offer expires on the expiration date. To re-elect to exchange some or all of your eligible options, you must submit a new election to BNY Mellon before the offer expires on the expiration date by following the procedures described in this Section 5 of this Offer to Exchange. If you were mailed paper materials and are completing a new paper Notice of Withdrawal/Change of Election Form, this new Notice of Withdrawal/Change of Election Form must be properly completed, signed and dated after your original Election Form and after your Notice of Withdrawal/Change of Election Form and must list all eligible options you wish to exchange. Elections via the Fairchild Semiconductor Stock Option Exchange Offer Website must be submitted after the date of your prior withdrawal. Any prior election will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Election Form or Notice of Withdrawal/Change of Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of any Election Form or Notice of Withdrawal/Change of Election Form. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

The delivery of all documents to BNY Mellon is at your own risk. Only responses that are complete and actually received by BNY Mellon by the deadline will be accepted.

If your Election Form or Notice of Withdrawal/Change of Election Form is received by BNY Mellon via paper materials, BNY Mellon intends to send you a confirmation after receipt of your submission. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election and/or any withdrawal.

Confirmation statements for submissions through the Fairchild Semiconductor Stock Option Exchange Offer Website may be obtained once you have submitted your online election or withdrawal. You should print and save a copy of the confirmation for your records.

Responses submitted by any other means, including hand delivery, facsimile or email, are not permitted.

6.	Acceptance of options for exchange and issuance of RSUs.

Upon the terms and conditions of this offer and promptly following the expiration of the offer, we will accept for exchange and cancel all eligible options properly elected for exchange and not properly withdrawn before the offer expires on the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be July 7, 2009.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept on the expiration date all properly tendered options that are not properly withdrawn. We will give notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.

We will grant the RSUs on the RSU grant date, which is the same calendar day as the cancellation date and the expiration date. We expect the RSU grant date to be July 7, 2009. All RSUs will be granted under the Plan, and will be subject to a RSU award agreement between you and Fairchild. The number of RSUs you will receive will be determined in accordance with the exercise price of your eligible options as described in Section 2 of this

Offer to Exchange. Your RSUs will be subject to the terms of the form of the RSU award agreement (and appendix) which is available on the Fairchild Semiconductor Option Exchange Website at https://www.corp-action.net/fairchildoptionexchange, or you will be mailed the form of the RSU award agreement if you receive paper materials. You will receive the shares subject to the RSUs when and if your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. (If you reside outside the U.S., please refer to the RSU award agreement (and appendix) for special terms and conditions that may apply in your country).

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we reserve the rights described below, if at any time on or after the date this offer begins, and before the offer expires on the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	Any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States;

•	The declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; or

•

Any rules or regulations by any governmental authority, the New York Stock Exchange or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Fairchild.

If any of the above events occur, we may:

•	Terminate the offer and promptly notify option holders who have tendered options;

•	Complete and/or extend the offer and, subject to your withdrawal rights, maintain all elections until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the offer expires on the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the offer expires on the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8.	Price range of shares underlying the options.

The Fairchild common stock that underlies your options is traded on the New York Stock Exchange under the symbol “FCS.” The following table sets forth, for the periods indicated, the high and low intraday sales price per share of our common stock as quoted on the New York Stock Exchange.

	High	Low
Fiscal Year Ended December 27, 2009
2nd Quarter (through June 3, 2009)	$7.90	$3.65
1st Quarter	$6.19	$2.83
Fiscal Year Ended December 28, 2008
4th Quarter	$9.15	$2.73
3rd Quarter	$14.15	$9.05
2nd Quarter	$15.29	$11.62
1st Quarter	$14.52	$10.31
Fiscal Year Ended December 30, 2007
4th Quarter	$19.54	$14.22
3rd Quarter	$20.40	$16.18
2nd Quarter	$20.55	$16.48
1st Quarter	$19.33	$16.35

On June 3, 2009, the last reported sale price of our common stock, as reported by the New York Stock Exchange, was $6.83 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of RSUs.

Consideration.

We will issue RSUs in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. RSUs are equity awards under which Fairchild promises to issue common stock in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive RSUs based on the exercise price of your eligible options as described in Section 2 of this Offer to Exchange. Fractional RSUs will be rounded down to the nearest whole RSU on a grant by grant basis. You do not have to make any cash payment to Fairchild to receive your RSUs or the common stock upon vesting.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (covering 8,500,964 shares) subject to the terms and conditions of this offer, we will grant RSUs covering a total of approximately 607,132 shares of our common stock, or approximately 0.5% of the total shares of our common stock outstanding as of June 3, 2009.

General terms of RSUs.

RSUs will be granted under the Plan, and subject to a RSU award agreement (including an appendix) between you and Fairchild. RSUs are a different type of equity award than stock options and therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. The form of the RSU award agreement under the Plan is incorporated by reference to the Tender Offer Statement on Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the Plan and the form of the RSU award agreement is available on the SEC’s website at www.sec.gov. The form of the RSU award agreement is also provided on the Fairchild Semiconductor Stock Option Exchange Offer Website and your agreement to tender constitutes your acceptance of the terms of the form of the RSU award agreement prior to tendering your options for exchange. If you were mailed paper materials the terms of the RSU award agreement have been sent to you along with the paper materials. However, you should note that the vesting schedule of your RSU will differ from your exchanged option, as described below.

The following description summarizes the material terms of the Plan. Our statements in this Offer to Exchange concerning the Plan and the RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan and the form of the RSU award agreement under such Plan, which are available on the SEC’s website at www.sec.gov. The form of the RSU award agreement under the Plan is incorporated by reference to the Schedule TO with which this Offer to Exchange has been filed. The form of the RSU award agreement is also provided on the Fairchild Semiconductor Stock Option Exchange Offer Website and your agreement to tender constitutes your acceptance of the terms of the form of the RSU award agreement prior to tendering your options for exchange. If you were mailed paper materials the terms of the RSU award agreement have been sent to you along with the paper materials. Please visit the Fairchild Semiconductor Stock Option Exchange Offer Website at https://www.corp-action.net/fairchildoptionexchange or contact BNY Mellon in the United States at 1-866-223-7524 (from within the United States or Canada) or 1-201-680-6892 (collect, from outside the United States or Canada). to receive a copy of the Plan and the form of the RSU award agreement. We will promptly furnish to you copies of these documents upon request at our expense.

Equity Award Plan.

The Plan permits the granting of stock options in the form of non-qualified stock options or incentive stock options, stock appreciation rights, restricted stock and restricted stock units, including performance units, deferred stock units, incentive bonuses and tax offset bonuses. The Plan is administered by the Compensation Committee of the Board, or in the absence of a Compensation Committee, by the Board of Directors (the “Administrator”). Subject to the other provisions of the Plan, the Administrator has the power to determine the terms, conditions and restrictions of the RSUs granted, including the number of RSUs and the vesting criteria.

Vesting.

The vesting applicable to RSUs granted under the Plan generally is determined by the Plan’s administrator in accordance with the terms of the Plan. The RSUs granted under this offer will be subject to a new vesting schedule and would be completely unvested at the time of the new grant, regardless of whether the options you surrender in exchange for them were partially or wholly vested. Each RSU will vest as follows:

•	As described further below, vesting will be subject to the RSU holder continuing to be an employee of Fairchild or one of its subsidiaries through each relevant vesting date.

•	Each new RSU would vest in 25% increments on the first four anniversaries of the new RSU grant date, provided the recipient remains employed by us on the vesting dates.

•	None of the RSUs will be vested on the RSU grant date.

•	The annual vesting date will be the anniversary of the date of grant of the RSUs.

•

The RSUs will be granted promptly following expiration of the offer. We expect the RSU grant date will be July 7, 2009. If the expiration date is extended, the RSU grant date similarly will be delayed.

•

Vesting on any given vesting date is subject to your continued employment with Fairchild or one of its subsidiaries through that vesting date. If your employment with Fairchild terminates before your RSUs vest, your RSUs will expire unvested and you will not be issued any shares of common stock subject to your RSUs.

•	After the RSUs vest, employment with us is not required to retain the common stock issued under the RSUs.

•

We will make minor modifications to the vesting schedule of any RSUs to eliminate fractional vesting (such that a whole number of RSUs will vest on each vesting date); this will be done by rounding down to the nearest whole number of RSUs that will vest on each vesting date and vesting the sum of the fractional RSUs (a whole number) on the last vesting date of the RSU vesting schedule, subject to your continued employment with us through such date.

Example 1:

Assume that an eligible employee elects to exchange an eligible option grant covering 1,000 shares with an exercise price of $16.00 per share and the following vesting schedule:

Vesting Schedule
250 shares vested on October 7, 2006 250 shares vested on October 7, 2007 250 shares vested on October 7, 2008 250 shares are scheduled to vest on October 7, 2009

Assume that on July 7, 2009 (the expected expiration date of the offer), the eligible employee surrenders the option grant and, in accordance with the exchange ratios listed in Section 2 above, receives 100 RSUs. Subject to the eligible employee remaining employed by the Company (or one of its subsidiaries) through each such relevant date, the vesting schedule of the RSUs will be as follows:

Vesting Schedule

0 shares will be vested as of July 7, 2009

25 shares will be scheduled to vest on July 7, 2010

25 shares will be scheduled to vest on July 7, 2011

25 shares will be scheduled to vest on July 7, 2012

25 shares will be scheduled to vest on July 7, 2013

The eligible option was scheduled to vest fully on October 7, 2009, which is three months from July 7, 2009, the RSU grant date in this example. Instead, none of the RSUs will be vested on the date of grant and the RSUs will vest in equal annual installments such that 25% of the RSUs vest on the first anniversary of the RSU grant date, 25% vest on the second anniversary of the RSU grant date, 25% vest on the third anniversary of the RSU grant date, and the remaining 25% vest on the fourth anniversary of the RSU grant date, subject to the eligible employee remaining employed by the Company (or one of its subsidiaries) through each such respective vesting date.

Example 2 (shows impact of rounding):

Assume that an eligible employee elects to exchange an eligible option grant covering 1,000 shares with an exercise price of $21.56 per share and the following vesting schedule:

Vesting Schedule
250 shares vested on May 7, 2008 250 shares are scheduled to vest on May 7, 2009 250 shares are scheduled to vest on May 7, 2010 250 shares are scheduled to vest on May 7, 2011

Assume that on July 7, 2009 (the expected expiration date of the offer), the eligible employee surrenders the option grant and, in accordance with the exchange ratios listed in Section 2 above, receives 66 RSUs. Subject to the eligible employee remaining employed by the Company (or one of its subsidiaries) through each such relevant date, the vesting schedule of the RSUs will be as follows:

Vesting Schedule

0 shares will be vested as of July 7, 2009

16 shares will be scheduled to vest on July 7, 2010

16 shares will be scheduled to vest on July 7, 2011

16 shares will be scheduled to vest on July 7, 2012

18 shares will be scheduled to vest on July 7, 2013

The eligible option grant was scheduled to vest fully on May 7, 2011, which is one year and ten months from July 7, 2009, the RSU grant date in this example. Instead, none of the RSUs will be vested on the date of grant and the RSUs will vest in equal annual installments such that 25% of the RSUs vest on each anniversary of the RSU grant date for 4 years, subject to the eligible employee remaining employed by the Company (or one of its subsidiaries) through each such respective vesting date. However, since no vesting may occur in a fraction of a share, 16 shares will vest in the first, second and third anniversaries of the grant date, and 18 shares will vest on the fourth anniversary of the grant date.

RSUs that do not vest will be forfeited.

Vesting, Death or Disability.

RSUs granted by the Company, including those that will be granted under the offer, provide that upon any termination of employment, including death or disability, the unvested awards will be forfeited. The Administrator, at its discretion, may modify the terms of the RSUs in the event a participant ceases to be an employee of Fairchild or one of its subsidiaries as a result of death or disability.

Form of payout.

RSUs granted under this offer and subsequently earned by a recipient generally will be paid out in shares of our common stock. The Company will satisfy all tax withholding obligations in the manner specified in the RSU award agreement (generally through the sale of shares equal in value to the tax withholding obligation).

Cancellation of Surrendered Options and Inability to Regrant.

We will cancel all options surrendered in the program on the cancellation date. To the extent the number of options surrendered exceeds the number of RSUs issued in exchange (based on the pre-determined ratios), all excess options will be cancelled and not available for grant under our stock plan, either as options or as other awards. Options that are not surrendered in the program, including those that are not eligible for exchange, those held by employees and directors who are ineligible to participate, and those that employees decide not to surrender, will be unaffected and will remain exercisable according to their terms.

Adjustments upon certain events.

Events Occurring Before the RSU Grant Date.

Although we are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the applicable plan and option agreement under which they were granted. Further, if Fairchild is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no RSUs in exchange for them. If Fairchild is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new RSUs, including any adjustments to the exchange ratios that will determine the number options that must be exchanged to receive a certain number of RSUs. Under such circumstances, the type of security and the number of shares covered by your RSU award would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive RSUs covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the RSUs if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this exchange program. Termination of your employment for this or any other reason before the RSU grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any RSUs or other benefit for your tendered options.

Events Occurring After the RSU Grant Date.

If, through or as a result of any change in control, other merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding the Administrator will make an appropriate and equitable adjustment in: (i) the number and kind of shares available for issuance under the Plan; (ii) the number of equity awards that can be granted to any one individual equity award holder in any calendar year; and (iii) the price, number or kind of shares subject to any then outstanding equity awards under the Plan.

In the event of a transaction described in the Plan as a Change in Control, such as: (i) the acquisition of 20% or more of (a) the then-outstanding shares of common stock or (b) the combined voting power of the then-outstanding securities; (ii) a change in a majority of directors then constituting the board of directors; (iii) a consolidation, merger, sale of all or substantially all of the assets of the Company; or (iv) the stockholder approval of the liquidation or dissolution of the Company, the RSUs granted under the Plan will have their restrictions lapse and become fully vested and transferable.

Transferability of RSUs.

RSUs generally may not be transferred, other than by will or the laws of descent and distribution, unless the Administrator indicates otherwise in the RSU award agreement.

Registration and sale of shares underlying RSUs.

All of Fairchild’s shares of common stock issuable upon the vesting of the RSUs have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Fairchild for purposes of the Securities Act, you will be able to sell the shares issuable upon receipt of your RSUs free of any transfer restrictions under applicable U.S. securities laws.

Accounting Treatment.

The exchange program will be accounted for under Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (FAS 123(R)). Under these rules, the exchange of options for RSUs will be characterized as a modification of the exchanged options. As a result, the difference, if any, between the fair value of the new RSUs over the fair value of the exchanged options, on a grant-by-grant basis, determined as of the time of the exchange, is expected to result in additional compensation expense in FAS 123(R) terms. The accounting consequences will depend in part on participation levels as well as on the exchange ratios and vesting schedules established at the time of the option exchange, however it is estimated that the program will cost the company approximately $789,000 under FAS 123(R) based on modeling at the time of this stockholder proposal. We believe this expense strikes an appropriate balance between the interests of employees and stockholders.

Federal income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the federal income tax consequences of the RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but also are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction. The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences. Please refer to Schedules B – Q of this Offer to Exchange document for a general description of the tax and social insurance consequences and other restrictions that may apply if you reside outside the U.S.

Potential Modification to Terms to Comply with Governmental Requirements.

Although we do not anticipate that the SEC would require us to modify the terms of the program materially, it is possible that we would need to alter the terms of the program to comply with comments from the SEC. In addition, employees residing in Canada are excluded in this offer because the tax and other implications of making the exchange offer in Canada are inconsistent with the Company’s compensation policies and practices. Although we intend to include all other employees, certain international employees may be excluded if the Company determines that extending the exchange offer in a particular jurisdiction would have tax, regulatory or other implications that are inconsistent with the Company’s compensation policies and practices.

10.	Information concerning Fairchild.

We are focused on developing, manufacturing and selling power analog, power discrete and certain non-power semiconductor solutions to a wide range of end market customers. In 2008, 85% of our sales were from power discrete and power analog semiconductor products used directly in applications such as power conversion, regulation, distribution and management. We are a leading supplier of power analog products, power discrete products and energy-efficient solutions, according to iSuppli. Our products are used in a wide variety of electronic applications, including sophisticated computers and internet hardware; communications; networking and storage equipment; industrial power supply and instrumentation equipment; consumer electronics such as digital cameras, displays, audio/video devices and household appliances; and automotive applications.

Our principal executive offices are located at 82 Running Hill Road, South Portland, Maine 04106, and our telephone number is (207) 775-8100. Questions regarding this offer, and requests for additional copies of this Offer to Exchange and the other offer documents, should be directed to:

Fairchild Semiconductor International, Inc.

Attention: Corporate Secretary

82 Running Hill Road

South Portland, Maine 04106

Phone: (207) 775-8100

E-mail: corpsecretary@fairchildsemi.com

Copies will be furnished promptly at Fairchild’s expense.

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our current directors and executive officers as of June 9, 2009 is attached to this Offer to Exchange as Schedule A. Our executive officers and the members of our board of directors as of the commencement of the offer may not participate in this offer. As of June 3, 2009, our executive officers and directors (16 persons) as a group held options unexercised and outstanding under the Plan to purchase a total of 1,628,904 of our shares, which represented approximately 9% of the shares subject to all options outstanding under all of our plans as of that date.

The following table sets forth the beneficial ownership of each of our current executive officers and directors of options outstanding as of June 3, 2009. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock, which was 18,818,209 as of June 3, 2009.

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Mark S. Thompson	Chairman, President and Chief Executive Officer	744,400	4%

Mark S. Frey	Executive Vice President, Chief Financial Officer and Treasurer	104,400	*

Allan Lam	Executive Vice President, Worldwide Sales and Marketing—Asia	53,800	*

Robert J. Conrad	Executive Vice President and General Manager, Mobile, Computing, Communications and Consumer Products Group	120,407	*

Justin Chiang	Executive Vice President and General Manager, Power Conversion, Industrial and Automotive Products Group	47,300	*

Robin G. Goodwin	Executive Vice President, Manufacturing and Supply Chain	102,474	*

Paul D. Delva	Senior Vice President, General Counsel and Corporate Secretary	109,214	*

Kevin B. London	Senior Vice President, Human Resources and Administration	93,455	*

Robin A. Sawyer	Vice President, Corporate Controller	42,454	*

Charles P. Carinalli	Director	65,000	*

Randy W. Carson	Director	0	– –

Anthony Lear	Director	0	– –

Thomas L. Magnanti	Director	35,000	*

Kevin J. McGarity	Director	0	– –

Bryan R. Roub	Director	35,000	*

Ronald W. Shelly	Director	76,000	*

*	Less than 1%.

Our executive officers and members of our board of directors as of the commencement of the offer are not eligible to participate in this offer.

To the best of our knowledge, no directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock or RSUs, or in transactions involving our common stock during the past sixty days before and including June 8, 2009. Except as otherwise described in the Exchange Offer or in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and other than outstanding stock options and other stock awards granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

12.	Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled at the effective time of the proposed exchange. To the extent the number of options surrendered exceeds the number of RSUs issued in exchange (based on the pre-determined ratios) all excess options will be cancelled and not available for grant under our stock plan, either as options or as other awards. Options that are not surrendered in the program, including those that are not eligible for exchange, those held by employees and directors who are ineligible to participate, and those that employees decide not to surrender, will be unaffected and will remain exercisable according to their terms.

The exchange program will be accounted for under Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (FAS 123(R)). Under these rules, the exchange of options for RSUs will be characterized as a modification of the exchanged options. As a result, the difference, if any, between the fair value of the new RSUs over the fair value of the exchanged options, determined as of the time of the exchange, is expected to result in additional compensation expense in FAS 123(R) terms. The accounting consequences will depend in part on participation levels as well as on the exchange ratios and vesting schedules established at the time of the option exchange, however the program will cost the company approximately $789,000 under FAS 123(R) based on modeling at the time of this stockholder proposal. We believe this expense strikes an appropriate balance between the interests of employees and stockholders. In the event that any of the RSUs are forfeited prior to their vesting due to termination of employment, any incremental compensation expense of the forfeited RSUs will not be recognized.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of RSUs as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue RSUs for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting RSUs on the RSU grant date, we will not grant any RSUs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the RSU grant date we will not grant any RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

If you reside outside the U.S., please refer to Schedules B – Q of this Offer to Exchange and the RSU award agreement (and appendix) for special terms and conditions that may apply to you.

14.	Material income tax consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for RSUs pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations, in each case, as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of award holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social insurance contributions consequences that may apply to you. A general summary of these consequences is discussed in Schedules B – Q. We strongly recommend that you consult with your own tax advisors to discuss the consequences to you of this transaction.

We recommend that you consult your tax advisor with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Option holders who exchange outstanding options for RSUs generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

RSUs.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a RSU. Instead, you will recognize ordinary income as the shares subject to the RSUs vest, at which time they can no longer be forfeited, and are delivered to you. At the same time, Fairchild will also typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares on the date of vesting/issuance. The Company will satisfy all tax withholding obligations in the manner specified in the RSU award agreement (generally through sale of shares equal in value to the tax withholding obligation). Any gain or loss you recognize upon the subsequent sale or exchange of shares that you acquire through the grant of RSUs generally will be treated as a capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

You also should note that if your RSUs constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, that is not otherwise exempt from Section 409A and (1) the vesting of all or a portion of your RSUs is accelerated in connection with your separation from service with us (other than as a result of your death), and (2) you are a “specified employee” (generally, a highly paid officer of the Company) at that time, then the delivery of accelerated shares under your RSU award may need to be delayed by six (6) months in order to avoid the imposition of additional taxation on you under Section 409A.

Stock options.

If you participate in this offer, your eligible options will be exchanged for RSUs. So that you are able to compare the tax consequences of new RSUs to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Nonstatutory stock options.

An option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of the option (or portion thereof). However, when you exercise a nonstatutory stock option, you generally have ordinary income to the extent the fair market value of the shares so purchased on the date of exercise is greater than the exercise price paid for such shares. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value (on the date of exercise) of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you.

Upon disposition of the shares acquired on exercise of a nonstatutory stock option, any gain or loss is treated as a capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin at the time of exercise. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time of exercise.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

We recommend that you consult your tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of participating in this offer.

15.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 9:00 a.m., Eastern Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the offer expires on the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the offer expires on the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect. As a reminder, if a particular option expires after commencement, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our annual report on Form 10-K for our fiscal year ended December 28, 2008, filed with the SEC on February 26, 2009;

2.	Our definitive proxy statement on Schedule 14A for our 2009 annual meeting of shareholders, filed with the SEC on April 3, 2009;

3.	Our quarterly report on Form 10-Q for our fiscal quarter ended March 29, 2009, filed with the SEC on May 8, 2009;

4.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 26, 1999 and any further amendment or report filed thereafter for the purpose of updating such description; and

5.	The information contained in our current reports on Form 8-K filed with the SEC.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting Fairchild at:

Fairchild Semiconductor International, Inc.

Attn. Corporate Secretary

82 Running Hill Road

South Portland, Maine 04106

Phone: (207)775-8100

Email: corpsecretary@fairchildsemi.com

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.	Financial information.

Presented below is a summary of our consolidated financial data. The following summary consolidated financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 and with “Part I. Financial Information” of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2009, both of which are incorporated herein by reference. The selected consolidated statements of operations data for the fiscal years ended December 28, 2008 and December 30, 2007 and the selected consolidated balance sheet data as of December 28, 2008 and December 30, 2007 are derived from our audited consolidated financial statements that are included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008. The selected consolidated statements of operations data for the fiscal quarters ended March 29, 2009 and March 30, 2008 and the selected consolidated balance sheet data as of March 29, 2009 is derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2009. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period.

Summary Consolidated Statements of Earnings and Balance Sheets (amounts in millions,

except per share data):

	Year Ended		Three Months Ended
	December 28, 2008	December 30, 2007	March 29, 2009	March 30, 2008
Consolidated Statements of Operations Data:
Total revenue	$1,574.2	$1,670.2	$223.3	$406.3
Operating income (loss)	$(126.5)	$102.3	$(46.7)	$26.8
Income (loss) before income taxes	$(168.6)	$82.1	$(52.0)	$21.6
Net income (loss)	$(167.4)	$64.0	$(51.1)	$17.1
Net income (loss) per common share:
Basic	$(1.35)	$0.52	$(0.41)	$0.14
Diluted	$(1.35)	$0.51	$(0.41)	$0.14
Weighted average common shares:
Basic	124.3	124.1	123.6	124.4
Diluted	124.3	126.3	123.6	125.1

	Year Ended December 28, 2008	Year Ended December 30, 2007	Three Months Ended March 29, 2009
Consolidated Balance Sheet Data:
Total current assets	$778.9	$885.5	$709.6
Total assets	$1,849.8	$2,132.6	$1,750.8
Total current liabilities	$194.1	$444.8	$144.3
Total liabilities	$789.9	$910.9	$738.5
Temporary equity	$2.8	$3.2	$2.3
Total stockholders’ equity	$1,057.1	$1,218.5	$1,010.0

Ratio of Earnings to Fixed Charges. The Fixed Charge Coverage Ratio is computed by dividing earnings by total fixed charges. For the purposes of computing the Fixed Charge Coverage Ratio, earnings consist of income before provision for income taxes, net interest expense, depreciation expense, amortization expense and rent expense. Fixed charges consist of the sum of total net interest expense, including the amortization of debt related expenses and rent expense.

	Year Ended December 28, 2008	Year Ended December 30, 2007	Three Months Ended March 29, 2009
Ratio of earnings to fixed charges	0.7	5.8	(0.4)

Book Value Per Share. Our book value per share as of our most recent balance sheet dated March 29, 2009 was $8.16.

Additional Information. For more information about us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2009 and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your eligible stock options for exchange. We will also provide without charge to you, upon request, a copy of any or all of the documents to which we have referred you. See Section 17 for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

19.	Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Fairchild Semiconductor International, Inc.

June 9, 2009

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

The directors and named executive officers of Fairchild Semiconductor International, Inc. as of June 9, 2009, are set forth in the following table:

Name	Position and Offices Held
Mark S. Thompson	Chairman, President and Chief Executive Officer
Mark S. Frey	Executive Vice President, Chief Financial Officer and Treasurer
Allan Lam	Executive Vice President, Worldwide Sales and Marketing—Asia
Robert J. Conrad	Executive Vice President and General Manager, Mobile, Computing, Communications and Consumer Products Group
Justin Chiang	Executive Vice President and General Manager, Power Conversion, Industrial and Automotive Products Group
Robin G. Goodwin	Executive Vice President, Manufacturing and Supply Chain
Paul D. Delva	Senior Vice President, General Counsel and Corporate Secretary
Kevin B. London	Senior Vice President, Human Resources and Administration
Robin A. Sawyer	Vice President, Corporate Controller
Charles P. Carinalli	Director
Randy W. Carson	Director
Anthony Lear	Director
Thomas L. Magnanti	Director
Kevin J. McGarity	Director
Bryan R. Roub	Director
Ronald W. Shelly	Director

The address of each named executive officer and director is:

Fairchild Semiconductor International, Inc.

82 Running Hill Road

South Portland, Maine 04106

Our executive officers and members of our Board of Directors as of the commencement of this offer are not eligible to participate in this offer.

A-1

SCHEDULE B

GUIDE TO TAX ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in the People’s Republic of China (the “PRC”). This summary is based on the tax laws in effect in the PRC as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs and/or immediate sale of the shares.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting and Sale of Shares

Due to regulatory issues in China, an immediate sale of all of the shares issued to you at vesting will be required.

You will be subject to income tax and may be subject to social insurance contributions (to the extent you have not reached already the applicable contribution ceiling) when the RSUs vest and shares are sold. The taxable amount will be the sale price (which is likely the fair market value of the shares at vesting).2

Withholding and Reporting

Your employer will withhold and report income tax (and social insurance contributions, if applicable) at the vesting of the RSUs and the sale of the shares. However, you are responsible for reporting and paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the vesting of the RSUs and immediate sale of shares.

Other Information

Exchange Control

As noted above, an immediate sale of all of the shares issued to you at vesting will be required. Exchange control requirements apply when the shares are sold, and the sale proceeds must be repatriated to the PRC. If you are a non-PRC citizen, the above requirements do not apply to you. You should consult your personal legal advisor regarding the requirements for repatriating any proceeds from the sale of shares to the PRC.

[2]

If there is any difference between the fair market value of the shares when they are issued to you and the sale price (i.e., the fair market vale of the shares when they are sold immediately after vesting), you will recognize a capital gain or loss in this amount. If you recognize a capital gain, you will be subject to capital gains tax on this amount.

B-1

SCHEDULE C

GUIDE TO TAX ISSUES IN FINLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Finland. This summary is based on the tax laws in effect in Finland as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax, health insurance premiums and possibly church tax when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at vesting. When determining the applicable capital gain, you may deduct from the sale proceeds either: (1) the acquisition cost of the shares (which will be nil) and other costs in connection with the gain; or (2) 20% of the sale proceeds (40% if the shares are held at least ten years). If the sale proceeds are less than the fair market value of the shares at vesting, you will be entitled to deduct such a capital loss from capital gains either for the current year or during the next three years.

Withholding and Reporting

Your employer will withhold and report national tax, municipal income tax and church tax (if due) when your RSUs vest. You must check in your pre-completed tax return that the taxable benefit resulting from the vesting of your RSUs is reported. You are responsible for paying the health insurance premiums resulting from the vesting of your RSUs. You also are responsible for reporting and paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the sale of shares.

C-1

SCHEDULE D

GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and CGS, CRDS and social security contributions when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Wealth Tax

Shares acquired upon vesting of the RSUs are included in your personal estate and must be declared to the tax authorities if the total value of your taxable personal estate (including your household) exceeds a certain amount (€790,000 for 2009), as valued on January 1.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax if the total proceeds from the sale of securities (for you and your household) during a calendar year exceeds a certain amount (€25,730 for 2009), in which case you will be subject to tax on the entire capital gain (i.e., the difference between the sales proceeds and the fair market value of the shares at vesting). You also will be subject to an additional 1.1% social tax on this amount.

D-1

If the sales proceeds are less than the fair market value of the shares of vesting, you will realize a capital loss. Provided the €25,730 threshold is exceeded, this capital loss can be offset against capital gain of the same nature realized by you and your household during the same year or during the ten following years. This capital loss cannot be offset against other types of income.

Withholding and Reporting

Your employer will not withhold income tax, but will withhold applicable social security contributions at the vesting of the RSUs. Your employer will also report the income recognized at vesting on your pay-slip for the month in which the RSUs vest. However, you are responsible for paying any tax resulting from the vesting of the RSUs and for reporting and paying any tax resulting from the sale of shares.

D-2

SCHEDULE E

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in France as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (to the extent you have not reached already the applicable contribution ceiling) when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Please note that a deduction of €360 per calendar year may be available pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz) because the income results from the acquisition of stock in your employer’s parent company. Please consult your personal tax advisor to determine whether this deduction may apply at vesting of the RSUs.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax at a flat rate of 25% (plus 5.5% solidarity surcharge), provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. Please note that you may elect to be taxed at your marginal tax rate if the 25% flat rate exceeds your marginal tax rate. The amount, whether at the flat rate or at your marginal tax rate, will be the difference between the sale price and the fair market value of the shares issued at vesting.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent applicable) when the RSUs vest. However, you are responsible for reporting and paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the sale of shares.

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SCHEDULE F

GUIDE TO TAX ISSUES IN HONG KONG

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Hong Kong. This summary is based on the tax laws in effect in Hong Kong as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You likely will not be subject to tax when RSUs are granted to you.

Vesting

You likely will be subject to income tax, but not Mandatory Provident Fund (“MPF”) contributions, when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to capital gains tax or salaries tax on any gain you realize.

Withholding and Reporting

Your employer will not withhold income tax or MPF contributions at the vesting of the RSUs. However, because the fair market value of the shares at vesting qualifies as additional salary under Hong Kong law, your employer will report the income recognized at vesting on its annual return. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs.

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Other Information

SECURITIES WARNING

The Stock Option Exchange Program, any RSUs that you may receive in exchange for exchanged options and any shares of the Company’s common stock acquired at vesting of such RSUs do not constitute a public offering of securities under Hong Kong law and are available only to eligible employees of the Company or affiliates of the Company. The RSU Agreement, including any appendix thereto, the Offer to Exchange, the Plan and any incidental communications that you may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Stock Option Exchange Program, any RSUs that you may receive for exchange options and any documentation related thereto are intended solely for the personal use of each eligible employee and may not be distributed to any other person. If you are in doubt about any of the contents of the Offer to Exchange, the RSU award agreement, including any appendix thereto, or the Plan, you should obtain independent professional advice.

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SCHEDULE G

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in India. This summary is based on the tax laws in effect in India as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not considered an Indian resident, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when the RSUs are granted to you.

Vesting

You will not be subject to income tax or social insurance contributions when the RSUs vest and shares are issued to you. However, the shares issued at vesting of the RSUs will be characterized as a “fringe benefit” and the fair market value of the shares3 at vesting is taxable under the Fringe Benefit Tax (“FBT”) regime. The FBT is technically payable by your employer but, as permitted under applicable law governing the FBT regime, your employer’s liability for the FBT in connection with the RSUs will be transferred to you. Accordingly, at the vesting of the RSUs, you will be liable for the FBT (approximately 33.99% of the fair market value of the shares at vesting).

Please note that the liability for FBT due on your eligible options may or may not have been transferred to you. Therefore, before you decide to participate in the Stock Option Exchange Program, you should carefully consider the fact that FBT will be payable by you at vesting of the RSUs, whereas it may not be payable by you at exercise of your eligible options. You should refer to the relevant stock option agreement to determine whether the FBT liability is transferred to you in connection with your eligible options.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the amount previously subject to FBT (i.e., the fair market value of the shares at vesting, as determined under Indian tax laws).

[3]	The fair market value of the shares will be calculated in accordance with Indian tax laws, which determination may be different from how the fair market value of the shares is determined under the Plan.

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If you hold the shares for more than 12 months, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less, you will be taxed at the short-term capital gains tax rate (which is the same as your marginal income tax rate).

Withholding and Reporting

Your employer will withhold and report FBT at the vesting of the RSUs. You are responsible for reporting and paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any tax resulting from the sale of shares.

Other Information

Exchange Control

All cash balances received from the sale of the Company’s stock by Indian resident employees are required to be repatriated to India within ninety (90) days of receipt thereof. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or your employer requests proof of repatriation.

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SCHEDULE H

GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and social insurance contributions when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares4 issued to you at vesting.

You should note that, for stock options exercised on or after June 25, 2008, social insurance contributions are not due on the income recognized at exercise. Therefore, before you decide whether to participate in the offer, you should consider carefully the difference between the Italian social insurance treatment of your eligible options and the RSUs that you will receive in exchange for any exchanged options.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the fair market value (as defined under Italian tax law) of the shares issued to you at vesting.

The capital gain will be taxed at a rate of 12.5% provided the shares are a non-qualified shareholding.5 In calculating your capital gain, you may subtract certain capital losses and any expenses incurred to produce the gain, except interest. If losses exceed gains, the difference can be carried forward for the next four years.

[4]	Please note that, for Italian tax purposes, the fair market value of a share is defined as the average price per share on the official stock exchange on which the Company’s shares are traded (i.e., the New York Stock Exchange) during the month immediately preceding and including the date the RSUs are settled.
[5]	A shareholding will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of the outstanding shares of the Company, which is highly likely to be the case with your shares.

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Provided the shares are a non-qualified shareholding, you also may elect to be taxed at sale under one of the following two alternative tax regimes. To be eligible for either of these methods, you must deposit the shares with a broker authorized by the Italian Ministry of Finance.

Administered Savings Method

Under the administered savings method, you deposit shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gain for each transaction. The gain is calculated using the same method described above for shareholdings. Losses from the sale of the shares may be subtracted from the related gain and, where losses exceed gains, the difference can be carried forward for the next four years. Under this method, your broker pays the tax at the time of the transaction, so that capital gain is not included on your annual tax return.

Managed Savings Method

Under the managed savings method, you deposit shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares but on the net result of the investment portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year and it is not included on your individual tax return.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions at the vesting of the RSUs. However, you are responsible for paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any taxes resulting from the sale of your shares.

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SCHEDULE I

GUIDE TO TAX ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs. Please note, however, that the Japanese tax treatment of an exchange of stock options for RSUs is uncertain because there are no specific tax provisions related to such an exchange. Therefore, we recommend that you consult your personal tax advisor regarding the potential tax consequences of the Stock Option Exchange Program.

Grant

Although the tax treatment of RSUs is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the RSUs are granted to you.

Vesting

You likely will be subject to income tax, but not social insurance contributions, when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting. This income likely will be characterized as remuneration income.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable gain will be the difference between the sale price and the fair market value of the shares at vesting. Generally, you will be subject to capital gains tax at a flat rate of 20%. However, you may be eligible for a reduced tax rate if certain conditions are met. Please consult your personal tax advisor to determine whether you may be eligible for a reduced capital gains rate.

I-1

Withholding and Reporting

Your employer will not withhold or report tax at the vesting of the RSUs. You are responsible for reporting and paying any tax resulting from the vesting of the RSUs and the sale of shares.

Other Information

Exchange Control

If the value of shares you acquire in a single transaction exceeds ¥100 million, you must submit a Securities Acquisition Report to the Minister of Finance through the Bank of Japan within 20 days after such acquisition.

I-2

SCHEDULE J

GUIDE TO TAX ISSUES IN MALAYSIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Malaysia. This summary is based on the tax laws in effect in Malaysia as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax, but not Employees Provident Fund contributions, when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value6 of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to tax on any gain realized, provided you are not in the business of buying and selling shares.

Withholding and Reporting

Your employer will report the grant and vesting of the RSUs to the Inland Revenue Board and will report the vesting of the RSUs on your annual remuneration return (the “EA Form”). Your employer also will withhold income tax when the RSUs vest and shares are issued to you. You are responsible for paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting the taxable income at vesting of the RSUs on your annual tax return.

[6]	Please note that, for Malaysian tax purposes, the fair market value of the shares at vesting is the average of the high and low trading price of the shares on the relevant day.

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Other Information

Insider-Trading Notification

You should be aware of the Malaysian insider-trading rules, which may affect your acquisition or disposal of RSUs or any shares acquired at vesting. Under applicable Malaysian law, you are prohibited from acquiring or selling shares or rights to shares (e.g., RSUs) when you possess information that is not generally available and that you know or should know will have a material effect on the price of shares once such information is generally available.

Director Notification

If you are a director of a Malaysian affiliate of the Company, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian affiliate in writing when you acquire or dispose of an interest (e.g., RSUs or shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

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SCHEDULE K

GUIDE TO TAX ISSUES IN MEXICO

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Mexico. This summary is based on the tax laws in effect in Mexico as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (though you likely will have exceeded already the applicable contribution ceilings) when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to income tax on any gain realized, but will not be subject to any social insurance contributions. The taxable amount will be the difference between the sale price and the tax basis in the shares (i.e., the fair market value of the shares at vesting, plus any broker’s fees paid, as adjusted for inflation).

The tax treatment of gains from the sale of stock is complex in Mexico; therefore, you should consult your personal tax advisor.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (if applicable) at the vesting of the RSUs. However, you are responsible for paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any taxes resulting from the sale of your shares. When you sell shares acquired at vesting of the RSUs, you must report any capital gains or losses in your tax return for that year, to be filed by April 30 of the following year.

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SCHEDULE L

GUIDE TO TAX ISSUES IN THE PHILIPPINES

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in the Philippines. This summary is based on the tax laws in effect in the Philippines as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain realized. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. If you hold the shares for more than 12 months, you will be subject to tax on 50% of the gain. If you hold the shares for 12 months or less, you will be subject to tax on the entire gain.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (if applicable) at the vesting of the RSUs. However, you are responsible for paying any additional taxes due if your tax liability exceeds the amount withheld and for reporting and paying any taxes resulting from the sale of your shares. You are responsible for reporting all income realized at vesting of the RSUs and/or sale of shares on your annual tax return (Bureau of Internal Revenue Form No. 1700) on or before April 15 of the year following the taxable event and for paying any applicable tax.

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Other Information

SECURITIES WARNING

The securities being offered or sold have not been registered with the Philippine Securities and Exchange Commission under the Securities Regulation Code of the Philippines. Any further offer or sale thereof is subject to registration requirements under the Securities Regulation Code of the Philippines, unless such offer or sale qualifies as an exempt transaction.

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SCHEDULE M

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Singapore. This summary is based on the tax laws in effect in Singapore as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

The tax treatment of RSUs in Singapore is somewhat uncertain. However, you likely will not be subject to tax when RSUs are granted to you.

Vesting

You likely will be subject to income tax, but not Central Provident Fund (CPF) contributions, when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Because your RSUs are granted to you after January 1, 2003, you will be subject to tax on the RSU income as long as you were exercising employment in Singapore when the RSUs were granted to you, even if your RSUs vest when you are employed outside of Singapore or after you have permanently departed Singapore.

In addition, if you are neither a Singapore citizen nor a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, you may be subject to tax on the deemed income at vesting if you cease the employment pursuant to which the RSUs were granted, even if the RSUs have not vested as of that time. In this case, you may be deemed to have vested in the RSUs one month before the date you cease employment or the date on which the RSUs are granted, whichever is later. However, if you forfeit the RSUs when you cease employment in Singapore, the Inland Revenue Authority of Singapore (IRAS) likely will not apply this “deemed vesting” rule to you. If you are subject to tax under the “deemed vesting” rule and the actual income, when you vest in the RSUs, is lower than what was earlier deemed, you may apply to the IRAS for a refund of the excess tax paid within four years of assessment after the “deemed vesting” year.

Your tax treatment may be different if one of the following schemes applies. Please consult with your personal tax advisor to determine whether one or both of the favorable tax schemes apply and which portion, if any, of your RSUs may qualify for the favorable tax treatment.

(a)	Employee Remuneration Incentive Scheme (All Corporations) (“ERIS (All Corporations) Scheme”)

Please note that the ERIS (All Corporations) Scheme is available only if RSUs are granted to at least 25% of the employees employed by the Company’s Singapore subsidiary (i.e., your employer). Additionally, your RSUs must not vest until after the first anniversary of the grant date (which should be the case for all of your RSUs).

Provided certain conditions are met (including the minimum vesting period highlighted above), you may qualify for a tax exemption on the first S$2,000 of the gain at vesting each year. This means that under the ERIS (All Corporations) Scheme, you will have to pay tax only on 75% of the remaining gain (after the S$2,000 exemption) for each year. However, tax exemptions under this scheme are limited to S$1,000,000 of gains over a ten-year period.

(b)	Qualified Employee Equity-Based Remuneration Scheme (“QEEBR Scheme”)

Under the QEEBR Scheme, you may apply to the IRAS for a deferral of the tax payable on the gain at vesting that was not exempt from tax at vesting under the ERIS (All Corporations) Scheme (if applicable) for up to a maximum of five years. If you qualify for deferral under the QEEBR Scheme, interest will accrue on the deferred tax as explained below.

To qualify for tax deferral under the QEEBR Scheme, you must satisfy the following conditions:

(i)	you must be employed in Singapore at the time the RSUs vest;

(ii)	the RSUs must have been granted to you by the company for whom you are working when the RSUs vest or an associated company of that company; and

(iii)	the tax payable on the QEEBR gains must not be borne by your employer.

You will not qualify for the QEEBR Scheme if:

(i)	you are an undischarged bankrupt;

(ii)	IRAS records show that you are a delinquent taxpayer; or

(iii)	the tax on the QEEBR gains is less than S$200.

If you qualify, you may apply for tax deferral by submitting the appropriate application form to the IRAS, together with your employer’s certification on the application form that the Company’s plan qualifies under the QEEBR Scheme. You must file your tax return no later than the April 15 following the year for which tax is due.

The interest chargeable on the deferred tax will start to accrue only after the expiration of the one-month period allowed for payment of tax assessed and will be computed annually based on the average prime rate on April 15 of the big three banks in Singapore (DBS Bank, OCBC Bank and the United Overseas Bank), using the simple-interest method. The tax deferred and the corresponding amount of interest will be due upon the expiration of the deferral period. You may pay the deferred tax, together with the pro-rata amount of interest, before the end of the deferral period by a lump-sum payment.

Tax payment deferral will cease and payment of the tax plus the appropriate amount of interest charge will become due immediately in the following circumstances:

(i)	if you are a foreign employee (including a Singapore permanent resident), when you:

(A)	terminate your employment in Singapore and leave Singapore;

(B)	are posted overseas; or

(C)	leave Singapore for any period exceeding three months;

(ii)	if you become bankrupt; or

(iii)	if you die (the deferred tax and appropriate interest charge would be recovered from your estate).

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to tax.

Withholding and Reporting

Generally, your employer will not withhold income tax or CPF contributions at vesting of the RSUs, in the absence of a specific directive from the IRAS. However, your employer will prepare a Form IR8A, which will state the salary or benefits paid to you by your employer during the year, whether in cash or in kind. This will include the amount of the fair market value of the shares at vesting of the RSUs. However, if you are neither a Singapore citizen nor a Singapore permanent resident, different rules may apply to you, and you are advised to consult your tax advisor.

You are responsible for reporting the taxable benefit you have derived from the vesting of the RSUs for the year in which vesting occurs and paying any income tax that is due. You must file a completed Form IR8A, which is prepared by your employer, together with your annual tax return, with the IRAS.

Other Information

Securities Exemption

The RSUs that you will receive if you choose to participate in the Stock Option Exchange Program are being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (SFA). You should note that such RSU grant is hence subject to the general resale restriction under section 257 of the SFA and you shall not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the shares in Singapore, of any of the shares underlying the Restricted Stock Units unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Cap 289, 2006 Ed.).

SCHEDULE N

GUIDE TO TAX ISSUES IN SOUTH KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in South Korea. This summary is based on the tax laws in effect in South Korea as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary also includes other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceilings) when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize, unless the gain you realize from the sale of shares in that year is less than the exempt amount (which is currently KRW2,500,00 per year per type of asset sold). Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax and, in this case, the taxable gain will be the difference between the sale price and the fair market value of the shares at vesting. You will not be subject to the securities transaction tax when you sell the shares.

Withholding and Reporting

Your employer will not withhold or report income tax at the vesting of the RSUs, but your employer may be required to withhold social insurance contributions (if applicable).

You are responsible for reporting and paying any tax resulting from the vesting of the RSUs and the sale of shares. You must file a tax return with the National Tax Service and pay any applicable tax by May 31 of the year following the year in which the taxable event occurs. Alternatively, you may join a taxpayer’s association whereby you routinely report your overseas income, in which case you will be eligible for a 10% tax deduction.

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Other Information

Exchange Control

Please note that proceeds received from the sale of stock overseas must be repatriated to Korea within eighteen (18) months if such proceeds exceed US $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per-sale threshold.

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SCHEDULE O

GUIDE TO TAX ISSUES IN SWEDEN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Sweden. This summary is based on the tax laws in effect in Sweden as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax when the RSUs vest and shares are issued to you. You will not be required to pay social insurance contributions when the RSUs vest, but a general pension contribution (to the extent you have not reached already the applicable contribution ceiling) will be collected through income tax withholding. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax on any gain you realize. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. Alternatively, provided that the Company’s shares are listed on an exchange at vesting (e.g., the New York Stock Exchange), you may choose to be taxed on 80% of the sale proceeds.

Withholding and Reporting

Your employer will withhold and report income tax at the vesting of the RSUs. Your employer also is required to pay an employer social insurance contribution on the taxable amount at vesting.

You must inform your employer, by no later than the end of the month following vesting, that the RSUs have vested and disclose the taxable amount. You are responsible for reporting the taxable income from the vesting of the RSUs on your annual tax return and for paying any additional taxes due if your tax liability exceeds the amount withheld. You also are responsible for reporting and paying any tax resulting from the sale of your shares.

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SCHEDULE P

GUIDE TO TAX ISSUES IN TAIWAN

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in Taiwan. This summary is based on the tax laws in effect in Taiwan as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax, but not social insurance contributions, when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will not be subject to tax on any gain you realize.

However, as of January 1, 2010, any income you recognize upon the sale of your shares (i.e., income from foreign sources) will be included as part of your basic income for alternative minimum tax (“AMT”) purposes and may be subject to AMT. If you sell your shares after January 1, 2010, you should consult your personal tax advisor regarding whether the AMT regime will apply to any income you recognize upon the sale of your shares.

Withholding and Reporting

Your employer will not withhold income tax at the vesting of the RSUs. You are responsible for paying any taxes resulting from the vesting of the RSUs and issuance of the shares. Your employer will prepare a non-withholding statement that includes your name, address, ID number and the taxable amount and will file the non-withholding statement with the tax authorities. Your employer will deliver a copy of the non-withholding statement to you, so that you can include the fair market value of the shares at vesting on your annual tax return.

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SCHEDULE Q

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of restricted stock units (“RSUs”) for eligible employees subject to tax in the United Kingdom (“U.K.”). This summary is based on the tax laws in effect in the U.K. as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Also, please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired at vesting of the new RSUs.

This summary may also include other country-specific requirements that may affect your participation in the Stock Option Exchange Program.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and ordinarily resident in the U.K., the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of RSUs.

Grant

You will not be subject to tax when RSUs are granted to you.

Vesting

You will be subject to income tax and employee national insurance contributions (“NICs”) when the RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

You also will be subject to employer NICs on the taxable amount, pursuant to a joint election that you will be required to execute if you elect to participate in the Stock Option Exchange Program.

Please note that the liability for employer NICs due on your eligible options may or may not have been transferred to you. Therefore, before you decide to participate in the Stock Option Exchange Program, you should carefully consider the fact that employer NICs will be payable by you at vesting of the RSUs, whereas it may not be payable by you at exercise of your eligible options. You should refer to the relevant stock option agreement to determine whether the employer NICs liability is transferred to you in connection with your eligible options.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the RSUs, you will be subject to capital gains tax if your total capital gain exceeds the annual exemption amount (£10,100 for the tax year April 6, 2009 to

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April 5, 2010), in which case you will be subject to tax at a flat rate of 18% on the difference between the sale price and the fair market value of the shares at vesting.

Please note that, when you sell any shares acquired at vesting, you may need to take into account the share-identification rules in calculating your capital gains tax liability, particularly if you have acquired shares of the Company’s common stock from other sources. Please consult your personal tax advisor to determine how share-identification rules apply in your particular situation.

Withholding and Reporting

Your employer will calculate the income tax and employee and employer NICs due at the vesting of RSUs and account for these amounts to Her Majesty’s Revenue & Customs (“HMRC”). Your employer will account for and withhold any applicable income tax and employee and employer NICs under the Pay As You Earn system or by any other means set forth in your RSU award agreement.

If a sufficient amount is not accounted for, you must reimburse your employer for the income tax due within 90 days of the vesting of the RSUs to avoid further tax consequences. If you fail to pay this amount to the employer within that time limit, the income tax paid by your employer on your behalf and not reimbursed within 90 days of vesting will constitute a loan owed by you to your employer. The loan will be effective as of the date of vesting, will be immediately due and repayable, will bear interest at the then-current official rate of HMRC, and may be recovered by the Company or your employer at any time by any of the means set forth in your RSU award agreement.

Your employer also is required to report the grant and vesting of the RSUs, the acquisition of shares and the tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the vesting of the RSUs and the sale of shares on your annual tax return. You also are responsible for paying any tax resulting from the sale of shares.

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